                                                                    EXHIBIT 4.67


                                                                  EXECUTION COPY


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                          LOAN AND SECURITY AGREEMENT

                         Dated as of December 20, 1993

                                    Between

                      MISSISSIPPI-34 CELLULAR CORPORATION

                                      and

                            AT&T CREDIT CORPORATION



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
                               TABLE OF CONTENTS

1.  DEFINITIONS AND OTHER TERMS                                               Page
                                                                              ----
    1.01 Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    1.02 Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . .
    1.03 Others Defined in New Jersey Uniform Commercial Code . . . . . . . .

2.  LOANS

    2.01 Agreement to Lend  . . . . . . . . . . . . . . . . . . . . . . . . .
    2.02 Equipment Loan(s)  . . . . . . . . . . . . . . . . . . . . . . . . .
    2.03 Capital Loan(s); Procedure for Proper Request  . . . . . . . . . . .
    2.04 The Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    2.05 Interest on Loans  . . . . . . . . . . . . . . . . . . . . . . . . .
    2.06 Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    2.07 Default Rate of Interest . . . . . . . . . . . . . . . . . . . . . .
    2.08 Optional Prepayment of Loans; Mandatory Prepayment of Loans  . . . .
    2.09 Payment, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .
    2.10 Maximum Lawful Interest Rate . . . . . . . . . . . . . . . . . . . .

3.  REPRESENTATIONS AND WARRANTIES

    3.01 Organization; Powers . . . . . . . . . . . . . . . . . . . . . . . .
    3.02 Authorization by Borrower. . . . . . . . . . . . . . . . . . . . . .
    3.03 Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .
    3.04 No Material Adverse Change . . . . . . . . . . . . . . . . . . . . .
    3.05 Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.06 Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.07 No Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.08 Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.09 Licenses, etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.10 Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . .
    3.11 ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.12 Investment Company Act; Public Utility Holding Company Act . . . . .
    3.13 Federal Reserve Regulations  . . . . . . . . . . . . . . . . . . . .
    3.14 Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.15 Chief Place of Business  . . . . . . . . . . . . . . . . . . . . . .
    3.16 Other Corporate Names  . . . . . . . . . . . . . . . . . . . . . . .
    3.17 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    3.18 Business Plan and Operating Projections  . . . . . . . . . . . . . .
    3.19 Capitalization and Subsidiaries  . . . . . . . . . . . . . . . . . .
    3.20 Real Property, Leases and Easements. . . . . . . . . . . . . . . . .
    3.21 No Material Misstatements. . . . . . . . . . . . . . . . . . . . . .





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
4. CONDITIONS FOR LOANS

    4.01 Conditions Precedent to the Initial Loan . . . . . . . . . . . . . .
    4.02 Conditions Precedent to All Loans  . . . . . . . . . . . . . . . . .

5.  AFFIRMATIVE COVENANTS

    5.01 Corporate and Franchise Existence  . . . . . . . . . . . . . . . . .
    5.02 Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . .
    5.03 Maintenance of Properties. . . . . . . . . . . . . . . . . . . . . .
    5.04 Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    5.05 Obligations and Taxes  . . . . . . . . . . . . . . . . . . . . . . .
    5.06 Financial Statements, Reports, etc.  . . . . . . . . . . . . . . . .
    5.07 Litigation and Other Notices . . . . . . . . . . . . . . . . . . . .
    5.08 Mortgages and Landlord Consents  . . . . . . . . . . . . . . . . . .
    5.09 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    5.10 Access to Premises and Records . . . . . . . . . . . . . . . . . . .
    5.11 Design and Construction; Operating Licenses  . . . . . . . . . . . .
    5.12 Environmental Notices  . . . . . . . . . . . . . . . . . . . . . . .
    5.13 Amendment of Organization Documents  . . . . . . . . . . . . . . . .
    5.14 Engineer and Independent Consultant  . . . . . . . . . . . . . . . .
    5.15 Changes in Regulation  . . . . . . . . . . . . . . . . . . . . . . .
    5.16 Fiscal Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    5.17 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . . .

6.  NEGATIVE COVENANTS

    6.01 Liens, etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    6.02 Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . .
    6.03 Sale of Assets, Consolidation, Merger, etc.  . . . . . . . . . . . .
    6.04 Dividends; Distribution of Assets; Certain Debt  . . . . . . . . . .
    6.05 Guarantees; Third-Party Sales and Leases . . . . . . . . . . . . . .
    6.06 Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    6.07 Permitted Activities . . . . . . . . . . . . . . . . . . . . . . . .
    6.08 Disposition of Licenses, etc.  . . . . . . . . . . . . . . . . . . .
    6.09 Transactions with Affiliates . . . . . . . . . . . . . . . . . . . .
    6.10 ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    6.11 Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    6.12 Margin Regulation  . . . . . . . . . . . . . . . . . . . . . . . . .
    6.13 Capital Expenditures . . . . . . . . . . . . . . . . . . . . . . . .
    6.14 Management Fees. . . . . . . . . . . . . . . . . . . . . . . . . . .
    6.15 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .

7.  COLLATERAL SECURITY

    7.01 Collateral Security  . . . . . . . . . . . . . . . . . . . . . . . .
    7.02 Preservation of Collateral and Perfection of Security
         Interests Therein  . . . . . . . . . . . . . . . . . . . . . . . . .





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
    7.03 Appointment of Lender as the Borrower's Attorney-in-Fact . . . . . .
    7.04 Collection of Accounts and Restricted Account Arrangements . . . . .

8.  EVENTS OF DEFAULT; REMEDIES

    8.01 Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . .
    8.02 Termination of Commitment; Acceleration  . . . . . . . . . . . . . .
    8.03 Waiver of Demand . . . . . . . . . . . . . . . . . . . . . . . . . .
    8.04 Rights and Remedies Generally  . . . . . . . . . . . . . . . . . . .
    8.05 Entry Upon Premises and Access to Information  . . . . . . . . . . .
    8.06 Sale or Other Disposition of Collateral by Lender  . . . . . . . . .
    8.07 Governmental Approvals . . . . . . . . . . . . . . . . . . . . . . .
    8.08 Appointment of Trustee or Receiver . . . . . . . . . . . . . . . . .
    8.09 Lender Not Liable  . . . . . . . . . . . . . . . . . . . . . . . . .
    8.10 Right of Setoff  . . . . . . . . . . . . . . . . . . . . . . . . . .

9.  MISCELLANEOUS

    9.01 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    9.02 No Waivers; Amendments . . . . . . . . . . . . . . . . . . . . . . .
    9.03 Governing Law and Jurisdiction,  . . . . . . . . . . . . . . . . . .
    9.04 Expenses; Documentary Taxes  . . . . . . . . . . . . . . . . . . . .
    9.05 Equitable Relief . . . . . . . . . . . . . . . . . . . . . . . . . .
    9.06 Indemnification; Limitation of Liability . . . . . . . . . . . . . .
    9.07 Survival of Agreements, Representations and Warranties, etc. . . . .
    9.08 Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . .
    9.09 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    9.10 Cover Page, Table of Contents and Section Headings . . . . . . . . .
    9.11 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . .
    9.12 Application of Payments  . . . . . . . . . . . . . . . . . . . . . .
    9.13 Marshalling; Payments Set Aside  . . . . . . . . . . . . . . . . . .
    9.14 Service of Process . . . . . . . . . . . . . . . . . . . . . . . . .
    9.15 Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . .
    9.16 Consolidation of Operations  . . . . . . . . . . . . . . . . . . . .
    9.17 Entire Agreement, etc. . . . . . . . . . . . . . . . . . . . . . . .





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                                    EXHIBITS

EXHIBIT A     -- Business Plan

EXHIBIT B     -- Form of Pledge Agreement

EXHIBIT C     -- Form of Capital Note

EXHIBIT D     -- Form of Equipment Note

EXHIBIT E     -- Form of Delivery and Acceptance Certificate

EXHIBIT F     -- Form of Notice of Borrowing

EXHIBIT G     -- Borrower's Pro Forma Balance Sheet

EXHIBIT H     -- Form of Borrower's Secretary's Certificate

EXHIBIT I-1   -- Form of Opinion of Borrower's Special Counsel

EXHIBIT I-2   -- Form of opinion of Borrower's Local Counsel

EXHIBIT I-3   -- Form of Opinion of Borrower's Regulatory Counsel

EXHIBIT J     -- Form of Loss Payable Endorsement

EXHIBIT K     -- Form of Restricted Account Agreement

EXHIBIT L     -- Form of Landlord Waiver

EXHIBIT M     -- Form of Real Property Letter

EXHIBIT N     -- Form of Monthly Report

EXHIBIT O     -- Form of Quarterly Report





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                                   SCHEDULES

SCHEDULE 1.01 -- Mortgages

SCHEDULE 3.02 -- Governmental Consents

SCHEDULE 3.05 -- Litigation

SCHEDULE 3.10 -- Compliance with Laws

SCHEDULE 3.11 -- ERISA

SCHEDULE 3.14 -- Collateral

SCHEDULE 3.17 -- Insurance

SCHEDULE 3.20 -- Real Property, Leases and Easements

SCHEDULE 7.04 -- Collection Accounts





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              LOAN AND SECURITY AGREEMENT ("Agreement") dated as of December
20, 1993 between MISSISSIPPI-34 CELLULAR CORPORATION, a Mississippi corporation (the "Borrower"), and AT&T CREDIT CORPORATION, a Delaware corporation ("Lender").

              WHEREAS, the Borrower has requested Lender to extend credit to the Borrower to enable the Borrower to borrow; and

              WHEREAS, Lender is willing to extend such credit to the Borrower subject to, and on the terms and conditions of, this Agreement;

              Accordingly, the Borrower and Lender agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

              SECTION 1.01. Definitions. As used in this Agreement, the following words and terms shall have the meanings specified below:

              "Accounts" shall mean all present and future rights of the Borrower to payment for goods sold or leased or for services rendered which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance.

              "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under common control with the Borrower, and any officer, director or shareholder of such Person or the Borrower.

              "Applicable Cash Flow Margin" shall mean (i) with respect to any four fiscal quarter period of the Borrower not ending on December 31 of any calendar year, an amount equal to 25% of the Estimated Cash Flow projected for the Borrower for such period, (ii) with respect to any four fiscal quarter period of the Borrower on December 31 of each calendar year beginning in 1994 and ending in 1997, an amount equal to 10% of the Estimated Cash Flow projected for the Borrower to such four fiscal quarter period, and (iii) with respect to any four fiscal quarter period of the Borrower ending on December 31 of each calendar year beginning in 1998, an amount equal to 15% of the Estimated Cash Flow projected for the Borrower for such four fiscal quarter period.

              "Applicable Margin" shall mean (i) with respect to Equipment Loans bearing interest at the Fixed Rate 3.35% per annum, (ii) with respect to Capital Loans bearing interest at the Fixed Rate, 3.60% per annum, (iii) with respect to Equipment





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
Loans bearing interest at the Variable Rate, 3.00% per annum, and (iv) with respect to Capital Loans bearing interest at the Variable Rate, 3.25% per annum.

              "AT&T" shall mean American Telephone and Telegraph Company, a New York corporation.

              "Benefit Plan" shall mean a defined benefit plan as defined in
Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

              "Business" shall mean the business of operating and maintaining the System and all operations related thereto or in support thereof.

              "Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of New Jersey, on which banks are open for business in New Jersey City.

              "Business Plan" shall mean Borrower's Business Plan, attached as Exhibit A hereto.

              "Capital Loan" shall mean a Loan made pursuant to Sections 2.01 and 2.03 hereof.

              "Capital Loan Commitment Amount" shall mean the lesser of (i) $4,152,000, inclusive of capitalized interest, if any, on the Capital Loans and
(ii) the outstanding principal balance of the Equipment Loans, inclusive of capitalized interest, if any, on the Equipment Loans.

              "Capital Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit C attached hereto.

              "Cash Equity Contributions" shall mean cash equity contributions made by the Borrower's shareholders to the Borrower, exclusive of Permitted Capital Contributions.

              "Cash Flow" shall mean for any period of the Borrower, (i) Net Income, plus (ii) non-cash charges deducted in the calculation of Net Income, plus (iii) provisions for income taxes deducted in the calculation of Net Income minus (iv) Borrower's budgeted capital expenditures for such period (except that during any fiscal quarter occurring in calendar year 1994, such amount shall not be subtracted), plus (v) scheduled payments of interest on the Loans for such period, plus or (minus) (vi) decreases (or increases) in working capital, as determined in accordance with GAAP.





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
              "Certificate" shall mean any certificate of public convenience and necessity issued by the PUC to the Borrower and authorizing the Borrower to operate a cellular mobile telephone system in the Franchise Area.

              "Collateral" shall mean all property and interests in property now owned or hereafter acquired by the Borrower in or upon which a security interest, lien or mortgage is granted to Lender by the Borrower, whether under this Agreement or the other Loan Documents.

              "Commitment" shall mean Lender's agreement to lend as set forth in Section 2.01.

              "Commitment Amount" shall mean the Equipment Loan Commitment Amount or the Capital Loan Commitment Amount, as applicable.

              "Commitment Termination Date" shall mean the earlier of (i) the date which is two years after the Effective Date and (ii) December 31, 1993 in the event the initial Loan is not made on or prior to such date.

              "Construction Permits" shall mean the authorizations issued to the Borrower by the FCC granting the Borrower the right to construct a cellular mobile telephone system on Frequency Block A in each Rural Service Area included in the Franchise Area.

              "Contaminant" shall mean any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

              "Conversion Date" shall mean the date on which any Variable Rate Loans are converted to Fixed Rate Loans pursuant to the provisions of Section 2.05(a).

              "Debt" shall mean, with respect to any Person, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations which have been incurred in connection with the acquisition of property or services (including, without limitation, obligations to pay the deferred purchase price of property or services), excluding trade payables and accrued expenses incurred in the ordinary course of business, (iv) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital or operating leases, (v) all Guarantees of such Person, and (vi) all indebtedness, obligations or other liabilities in respect of interest rate insurance product agreements.

              "Effective Date" shall mean the date on which this Agreement has been duly executed by and delivered to all parties hereto.

              "Engineer" shall mean an engineering consultant which may or may not be an employee of an affiliate of Lender.

              "Equipment" shall mean all AT&T cellular system equipment (including related services and software licenses), peripheral equipment, wiring and miscellaneous items purchased by the Borrower from AT&T pursuant to and more particularly described in the Purchase Agreement and all attachments, accessories, additions, substitutions, products, replacements, rentals and proceeds (including, but not limited to insurance proceeds) thereof.

              "Equipment Loan" shall mean a loan made pursuant to Sections 2.01 and 2.02 hereof.

              "Equipment Loan Commitment Amount" shall mean $5,828,000, inclusive of capitalized interest, if any, on the Equipment Loans.

              "Equipment Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit D attached hereto.

              "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended.

              "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of section 414(c) of the IRC) with the Borrower and (iii) member of the same affiliated service group (within the meaning of section 414(m) of the IRC) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

              "Estimated Cash Flow" shall mean for any fiscal period, Borrower's estimated Cash Flow as set forth in the Operating Projections.

              "Event of Default" shall have the meaning given to such term in
Article VIII hereof.

              "Excess Cash Flow" shall mean with respect to any fiscal period of the Borrower, the positive amount of Cash Flow for such period, minus scheduled payments of principal and interest on the Loans during such period, minus income taxes due and payable during such period.

              "FCC" shall mean the Federal Communications Commission or any successor commission or agency having jurisdiction over the Borrower or the Franchise.

              "Fixed Charge Coverage Ratio" shall mean with respect to any consecutive four fiscal quarter period of Borrower, the ratio of (i) Cash Flow, plus Cash Equity Contributions, minus actual income taxes, if any, due and payable during such period (excluding changes in reserve balances) calculated at the end of such period to (ii) Fixed Charges.

              "Fixed Charges" shall mean with respect to any fiscal period of Borrower, the sum of the following amounts calculated at the end of such period: (i) interest expenses of the Borrower, plus (ii) fees payable by the Borrower to the Lender (excluding fees and expenses accrued, incurred or paid on or prior to the Effective Date plus (iii) scheduled quarterly principal and interest payments required to be made by the Borrower with respect to the Loans.

              "Fixed Rate" shall mean, with respect to (i) each Note which was originally a Fixed Rate Note, a rate equal to the average of the "ask yields" of United States Treasury Notes maturing in the month five years from the month of issuance of such Note, as quoted in the Eastern Edition of The Wall street Journal (or any successor publication) on a date two (2) Business Days prior to the date of making the Loan evidenced by such Note (or if there is no United States Treasury Note maturing in such month, an interpolation by Lender of the "ask yields" of United States Treasury Notes maturing in the month closest but prior to, and in the month closest but subsequent to, the month five years from the month of issuance of such Note, as quoted in the Eastern Edition of The Wall Street Journal (or any successor publication) on the date two (2) Business Days prior to the date of issuance of such Note), plus in either case, the Applicable Margin and (ii) each Variable Rate Note converted to a Fixed Rate Note pursuant to the provisions of Section 2.05, a rate equal to the average of the "ask yields" of United States Treasury Notes maturing in the month five years from the month in which the Conversion Date occurs, as quoted in the Eastern Edition of The Wall Street Journal (or any successor publication) on the date two (2) Business Days prior to the Conversion Date (or if there is no United States Treasury Note maturing in such month, an interpolation of the "ask yields" by Lender of United States Treasury Notes maturing in the month closest but prior to, and in the month in which the Conversion Date occurs, as quoted in the Eastern Edition of The Wall Street Journal (or any successor publication) on the date two (2) Business Days prior to the Conversion Date), plus in either case, the Applicable Margin.

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              "Fixed Rate Note" shall mean any Note, which bears interest at a fixed rate pursuant to Section 2.05.

              "Franchise" shall mean all the Borrower's rights to operate cellular mobile telephone systems in the Franchise Area pursuant to FCC licenses and any Certificate now or hereafter granted to or otherwise acquired by the Borrower for the Franchise Area.

              "Franchise Area" shall mean the area consisting of the Mississippi 3 and 4 Rural Service Areas, including the following counties in the State of Mississippi: Bolivar, Sunflower, Tallahatchie, Leflore, Carroll, Holmes, Yalobusha, Grenada, Calhoun, Chickasaw, Clay and Monroe.

              "Guarantee" shall mean any obligation, contingent or otherwise, of any Person guaranteeing any indebtedness of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such indebtedness; (ii) to purchase property, securities or services for the purpose of assuring the owner of such indebtedness of the payment of such indebtedness; or (iii) to maintain working capital, equity capital or other financial statement condition of the Primary Obligor so as to enable the Primary Obligor to pay such indebtedness.

              "Independent Consultant" shall mean Cathey, Hutton & Associates, Inc.

              "Independent Consultant's Report" shall mean a feasibility study and report prepared by the Independent Consultant, at the sole cost and expense of the Borrower, which report shall include an independent marketing study of the Business Plan and review of the underlying assumptions supporting the Business Plan, including an assessment of the likely competition the Borrower may face.

              "Investment" shall mean, as applied to any Person, any direct or indirect purchase or other acquisition by that Person of securities, or of a beneficial interest in securities, of any other Person, and any direct or indirect loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, advances to employees, officers and directors and similar items, each made or incurred in the ordinary course of business), or capital contribution by that Person to any other Person, including all Debt of such other Person, but excluding accounts owed by that other Person in the ordinary course of business. The amount of any Investment shall be determined in conformity with GAAP.

              "IRC" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder, and any successor statutes or rules and regulations.

              "IRS" shall mean the Internal Revenue Service or any successor agency.

              "Licenses" shall mean prior to the date of initial receipt of the Operating Licenses, the Construction Permits, and thereafter, the Operating Licenses.

              "Lien" shall mean any mortgage, pledge, deed of trust, assignment, lien, charge, encumbrance or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement, but excluding easements, rights of way or similar encumbrances on the real property which are in the ordinary course and which do not materially affect the value, use and insurability of title of such real property.

              "Loan" shall mean any Capital Loan or Equipment Loan, as applicable.

              "Loan Documents" shall mean all agreements, instruments and documents, including, without limitation, security agreements, loan agreements, notes, guarantees, mortgages, deeds of trust, subordination agreements, pledges, powers of attorney, consents, assignments, contracts, notices, leases, financing statements and all other written matter whether heretofore, now, or hereafter executed by or on behalf of the Borrower and delivered to Lender, together with all agreements and documents referred to therein or contemplated thereby.

              "Management Agreement" shall mean that certain RSA Management and Construction Services Agreement dated as of October 15, 1993 between the Borrower and Mercury.

              "Material Adverse Effect" shall mean a material adverse effect upon the condition (financial or otherwise), operations, properties or prospects of the Borrower, or upon the ability of the Borrower to perform under the Loan Documents.

              "MCC" shall mean Mercury Communications Company, a Mississippi corporation.

              "Mercury" shall mean Mercury, Inc., a Louisiana corporation.

              "Mortgages" shall mean (i) the mortgages and deeds of trust in favor of Lender which have been executed on or prior to the date hereof and are described in Schedule 1.01 hereto relating to the real property owned by the Borrower and used in connection with the Business, and (ii) any mortgage or deed of trust on any real property acquired by the Borrower subsequent to the date hereof and used in connection with the Business which in accordance with the terms of this Agreement is to be delivered to Lender by the Borrower as security for the Obligations.

              "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or an ERISA Affiliate.

              "Net Income" shall mean, for any period, the amount shown opposite the caption, "Net Income" or a similar caption, on the Borrower's statement of operations for such period prepared in accordance with GAAP.

              "Note" shall mean either a Capital Note or an Equipment Note.

              "Obligations" shall mean all of the obligations of the Borrower now or hereafter existing under this Agreement or the other Loan Documents, whether for principal, interest, fees, expenses, indemnification or otherwise.

              "Operating Licenses" shall mean authorizations issued to the Borrower by the FCC granting the Borrower the right to own and operate cellular mobile telephone systems serving the Franchise Area on Frequency Block A.

              "Operating Projections" shall mean (i) those certain operating projections for years 1993 to 2003, inclusive, dated as of December 15, 1993, and included in the Business Plan, with the assumption that for each fiscal quarter of the Borrower in any fiscal year, Estimated Cash Flow for such fiscal quarter shall equal one-quarter of Estimated Cash Flow for such fiscal year or if delivered, then (ii) replacement quarterly operating projections satisfactory to the Lender and delivered to the Lender by the Borrower on or prior to January 15, 1994, which operating projections shall contain quarterly information in sufficient detail to determine Estimated Cash Flow for the years 1993 to 2003, inclusive, provided that the sum of the Estimated Cash Flows for the consecutive four quarters ending on December 31 of any calendar year shall not be less than the annual Estimated Cash Flows in the operating projections referred to in clause (i) above for such years.

              "Payment Date" shall mean the last Business Day of March, June, September and December in each year.

              "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

              "Permitted Capital Contributions" shall mean cash capital contributions made by the Borrower's shareholders to the Borrower, which contributions fully cure any defaults under Sections 8.01(r) and (s), not to exceed four consecutive quarterly such contributions or eight such contributions in the aggregate.

              "Permitted Liens" shall have the meaning set forth in Section
6.01.

              "Person" shall mean any natural person, corporation, division of a corporation, business trust, joint venture, association, company, partnership, unincorporated organization or other legal entity, or a government or any agency or political subdivision thereof.

              "Plan" shall mean any employee benefit plan as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

              "Pledge Agreement" shall mean the Pledge Agreement executed by each of the shareholders of Borrower, in the form of Exhibit B attached hereto, to be executed and delivered pursuant to Section 4.01(f) hereof.

              "Prepayment Premium" shall mean, with respect to (i) any Loan bearing interest at the Fixed Rate, 1.0% of the outstanding principal balance of such Loan, plus the amount, which shall not be less than zero, by which (a) the present value of the remaining scheduled payments of principal and interest discounted at a rate equal to the sum of (x) the "ask yield" to maturity of the United States Treasury Note with a maturity closest to the maturity of the Note evidencing such Loan as quoted in the Eastern Edition of The Wall Street Journal (or any successor publication) on the date two (2) Business Days prior to the making of the prepayment in question, and (y) 1.0% exceeds (b) the outstanding principal balance of such Loan, and (ii) for any Loan bearing interest at the Variable Rate, 1.0% of the outstanding principal balance of such Loan.

              "Pro Forma" shall have the meaning specified in Section 3.03.

              "PUC" shall mean the Mississippi Public Service Commission or any successor agency, and any successor, in whole or in part, to its jurisdiction.

              "Purchase Agreement" shall mean that certain General Agreement for Purchase of Cellular Systems between MCC and AT&T and executed July 7, 1993 by MCC and July 9, 1993 by AT&T.

              "Release" shall mean release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

              "Remedial Action" shall mean actions required to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(3) perform pre-remedial studies and investigations and post-remedial monitoring and care.

              "Reportable Event" shall mean any reportable event as defined in
Section 4043 of ERISA.

              "Shareholders Agreement" means that certain Shareholders Agreement dated as of December 19, 1992 among each of the shareholders of the Borrower and the Borrower.

              "System" shall mean the complete mobile telephone system being purchased, leased or installed by or for the Borrower for the Franchise Area and all replacements, enhancements or additions thereto.

              "Termination Event" shall mean (i) a Reportable Event with respect to any Benefit Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which Borrower or such ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

              "Variable Rate" shall mean with respect to each Variable Rate Note, the average offering rate by commercial paper dealers for three month commercial paper of major corporations as quoted in the Eastern Edition of The Wall Street Journal (or its successor publication) (i) in effect two (2) Business Days prior to the date of issuance of such Variable Rate Note with respect to the period commencing on such date of issuance and ending on the last day of the calendar quarter in which the date of issuance occurs, and (ii) in effect two (2) Business Days prior to the first day of each subsequent calendar quarter with respect to the period commencing on such first day and ending on the last day of such subsequent calendar quarter, plus, in each case, the Applicable Margin.

              "Variable Rate Note" shall mean a Note which bears interest at a variable rate pursuant to Section 2.05.

              "Voting Stock" shall mean securities of any class or classes of a corporation, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

              SECTION 1.02. Accounting Terms. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis ("GAAP").

              SECTION 1.03. Others Defined in New Jersey Uniform Commercial Code. All other terms contained in this Agreement (and which are not otherwise specifically defined herein) shall have the meanings provided by the Uniform Commercial Code of the State of New Jersey (the "Code") to the extent the same are used or defined therein.

                                   ARTICLE II
                                     LOANS

              SECTION 2.01. Agreement to Lend. Subject to the terms and conditions and relying upon the representations and warranties of the Borrower herein (unless the Commitment of Lender shall have been terminated in accordance with the terms hereof), Lender agrees to make the following Loans to the Borrower: (a) from time to time on or after the Effective Date and until the Commitment Termination Date, Capital Loans up to (but not exceeding) the Capital Loan Commitment Amount; and (b) from time to time on or after the Effective Date and until the Commitment Termination Date, Equipment Loans up to (but not exceeding) the Equipment Loan Commitment Amount.

              SECTION 2.02. Equipment Loan(s). Equipment Loans shall be used to purchase the Equipment on behalf of the Borrower and shall be paid by Lender, on behalf of the Borrower, directly to AT&T. Lender shall make each such Equipment Loan within 10 Business Days after Lender has received from the Borrower a delivery and acceptance certificate in the form of Exhibit E attached hereto, together with a copy of an invoice from AT&T for the Equipment described in the delivery and acceptance certificate.

              SECTION 2.03. Capital Loan(s); Procedure for Proper Request. (a) The Capital Loans shall be used as working capital to operate the Business in accordance with the Business Plan and to purchase equipment not manufactured by AT&T or its affiliates, as described in the Business Plan. Proceeds of a portion of initial Working Capital Loans may be used to pay the Borrower's outstanding indebtedness of $514,474.99 of principal, plus accrued interest thereon to Deposit Guaranty National Bank provided that such payment is made directly by Lender to Deposit Guaranty National Bank pursuant to a disbursement direction letter executed by the Borrower. Each Capital Loan shall be in a minimum aggregate principal amount of $100,000 or in integral multiples thereof (except for a Capital Loan which will be for the entire unused balance of the Capital Loan Commitment Amount).

              (b) The Borrower shall give Lender at least ten Business Days' prior written notice of each Capital Loan requested to be made. In each case, such notice shall be in the form attached hereto as Exhibit F, shall be irrevocable and shall specify the aggregate amount of the proposed Capital Loan, the intended use of such Capital Loan, the date of such Capital Loan (which shall be a Business Day), whether such Capital Loan is to bear interest at the Fixed Rate or the Variable Rate and the specific bank account (including the identity of the bank and the account number) to which Lender shall transfer the proceeds of the proposed Capital Loan. If any of the proceeds of the Loan are to be used to purchase equipment, such notice shall also be accompanied by a delivery and acceptance certificate in the form of Exhibit E attached hereto, together with a copy of an invoice from the equipment vendor for the equipment described in the delivery and acceptance certificate. Such notice, to be effective, must be received by Lender not later than 10:00 a.m., New Jersey time, on the tenth Business Day prior to the borrowing date specified in such notice. Lender shall make the Loan proceeds available to the Borrower at the bank account specified in a proper notice of borrowing on the date specified in such notice of borrowing in U.S. dollars in immediately available funds.

              SECTION 2.04. The Notes. Each Equipment Loan shall be evidenced by an Equipment Note and each Capital Loan shall be evidenced by a Capital Note. Each Note shall bear interest from its date on the outstanding principal balance thereof as set forth in Section 2.05. Lender is hereby authorized by the Borrower to endorse on the schedule attached to the applicable Note an appropriate notation evidencing the date and amount of each payment on such Loan and the other information provided for on such schedule; provided, however, that the failure of Lender to provide such endorsement, and other information on such Note or schedule shall not in any manner affect the obligation of the Borrower to repay a Loan in accordance with the terms of such Note. Upon the prior written request of the Borrower delivered not more than sixty days and not less than thirty days prior to the Commitment Termination Date and provided, further, that compliance with such request does not require modification of any Mortgages, all of the Fixed Rate Notes will be consolidated into a single Fixed Rate Note with a rate of interest equal to the weighted average of the Fixed Rates of all of the Fixed Rate Notes and scheduled payments of principal on the Payment Dates in amounts equal to the aggregate principal amounts payable on the Payment Dates under all of the Fixed Rate Notes and all of the Variable Rate Notes will be consolidated into a single Variable Rate Note with a rate of interest equal to the weighted average of the Variable Rates of all the Variable Rate Notes subject to quarterly adjustment and scheduled payments of principal on the Payment Dates in amounts equal to the aggregate principal amounts payable on the Payment Dates under all of the Variable Rate Notes.

              SECTION 2.05. Interest on Loans. (a) General. Subject to the provisions of Section 2.07, each Loan shall bear interest at a rate per annum equal to the Fixed Rate or the Variable Rate, computed on the basis of a 360 days year comprised of twelve 30 day months, compounded monthly. The Borrower shall indicated which rate option it is selecting for each Loan on the delivery and acceptance certificate or notice of borrowing delivered to the Lender in accordance with Sections 2.02 or 2.03. Provided that no Event of Default has occurred and is continuing, at one time prior to the fourth anniversary of the Effective Date, Borrower may upon sixty days prior written notice to Lender, which notice shall be irrevocable, convert one or more of the then outstanding Variable Rate Loans, as specified in such notice, to Fixed Rate Loans.

              (b) Variable Interest Rate. Subject to the provisions of Sections 2.05(a) and 2.07, each Loan for which the Borrower selects the Variable Rate shall bear interest at the Variable Rate.

              (c) Fixed Rate Election. Subject to the provisions of Section 2.07, each Loan for which the Borrower selects the Fixed Rate shall bear interest at the Fixed Rate.

              SECTION 2.06. Payments. (a) Interest on each Note shall be payable quarterly in arrears on each Payment Date occurring after December 31, 1993, provided, however, that as long as no Event of Default has occurred and is continuing, upon the prior written request of the Borrower, all but not less than all, of the interest payable on the Notes on any Payment Date occurring on or prior to the Commitment Termination Date, shall be added to the principal balance of such Notes, solely to the extent that such addition would not cause the outstanding principal balance of the Equipment Notes to exceed the Equipment Loan Commitment Amount or the outstanding principal balance of the Capital Notes to exceed the Capital Loan Commitment Amount.

              (b) The outstanding principal balance of each Note shall be payable in twenty-two consecutive quarterly installments beginning on the fifteenth Payment Date occurring after December 31, 1993. The amount of each principal payment for any Note shall be calculated by multiplying the original principal amount of such Note (including any deferred interest added to principal pursuant to Section 2.06(a)) by the percent set forth below corresponding to the applicable payment:


                            % of Original Principal Amount
                                (including any deferred
Principal Payment Number               interest)
------------------------    ------------------------------
       1 to 2                              1.00%
       3 to 6                              1.90%
       7 to 10                             3.75%
       11 to 14                            4.75%
       15 to 18                            6.00%
       19 to 22                            8.10%

              SECTION 2.07. Default Rate of Interest. If the Borrower shall default in the payment of the principal of or interest on any of the Loans or any other amount becoming due hereunder on its due date, the Borrower shall thereafter pay interest on all of the Loans at a rate that is 4% per annum above the rates of interest otherwise payable on the Loans from the date such payment is due to the date of actual payment. If any other Event of Default shall occur and be continuing, then the Borrower shall, on demand, pay interest on all of the Loans at a rate that is 2% per annum above the rates of interest otherwise payable on the Loans from the date of the occurrence of such Event of Default until the date such Event of Default has been cured.

              SECTION 2.08. Optional Prepayment of Loans; Mandatory Prepayment of Loans. (a) Provided that no Event of Default has occurred and is continuing, the Borrower shall have the right upon the provision of sixty days prior written notice to Lender, which notice shall be irrevocable, on any Payment Date beginning with the fourteenth Payment Date after December 31, 1993 to prepay the outstanding principal balance of all, but not less than all, of the Loans, together with accrued interest thereon and the aggregate Prepayment Premiums with respect to all of the Loans.

              (b) Borrower shall prepay the principal outstanding balance of the Loans in the inverse order of maturity on the Payment Dates occurring after December 31, 1993 set forth below in the percentage amounts set forth below solely out of Excess Cash Flow; provided, however, that if Excess Cash Flow is insufficient to pay such percentage amounts in full, Borrower shall prepay only those percentages of the principal outstanding balances of the Loans that may be covered by Excess Cash Flow existing on the applicable Payment Dates, and if there is any Excess Cash Flow remaining on any subsequent Payment Date after giving effect to the required prepayment to be made on such Payment Date, such Excess Cash Flow shall be applied to cover any shortfall in prepayments required to be made on previous Payment Dates:

                          % of Original Principal Amount of
                          Loans (including deferred interest)
   Payment Dates                     to be Prepaid
   -------------          -----------------------------------
       11 to 12                            7.00%
       13 to 16                            2.50%
       17 to 20                            1.35%

              (c) If the aggregate principal balance of (i) the Equipment Loans exceeds the Equipment Loan Commitment Amount, or (ii) the Capital Loans exceeds the Capital Loan Commitment Amount, then in each such case, the Borrower shall immediately repay to Lender, upon notice from Lender, the amount by which the outstanding principal balance of the respective Loan balance exceeds its respective Commitment Amount, together with all accrued and unpaid interest on such excess principal up to the date of repayment.

              SECTION 2.09. Payment, etc. All payments by the Borrower hereunder and under the Notes shall be made to Lender by wire transfer or other electronic payment method to such bank accounts as Lender may designate, for the account of Lender in U.S. dollars in immediately available funds by 2:00 p.m., New Jersey time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from the day such Loan is made up to and including the day prior to the date on which such Loan is paid in full.

              SECTION 2.10. Maximum Lawful Interest Rate. Notwithstanding any provision contained herein, the total liability of the Borrower for payment of interest pursuant hereto and the Notes, including any other charges or other amounts, to the extent such charges and other amounts are deemed to be interest, shall not exceed the maximum amount of such permitted by law to be charged, collected, or received from the Borrower. If any payments by the Borrower include interest in excess of such a maximum amount, Lender shall apply such excess to the reduction of the unpaid principal amount due pursuant hereto, or if none is due, such excess shall be refunded to the Borrower.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

              The Borrower represents and warrants to Lender that:

              SECTION 3.01. Organization; Powers. (a) The Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Mississippi and (ii) is qualified to do business (A) in the State of Mississippi and (B) in every other jurisdiction where such qualification is necessary, except where the failure to qualify would not have a Material Adverse Effect;

              (b) the Borrower has the power and authority to own its properties, to carry on its business as now conducted or as presently contemplated and, to operate the System; and

              (c) the Borrower has the power and authority to execute and deliver and perform this Agreement and the other Loan Documents, to borrow hereunder, and will have the power to execute and deliver any Mortgages and collateral assignments of leases delivered subsequent to the-date hereof.

              SECTION 3.02. Authorization by Borrower. The execution, delivery and performance of this Agreement and the other Loan Documents to be delivered subsequent to the date hereof, and the Loans hereunder:

              (a) have been duly authorized by Borrower's Board of Directors and, if necessary, Borrower's stockholders;

              (b) do not violate (i) any provision of law, (ii) Borrower's Articles of Incorporation or by-laws, (iii) any applicable order of any court or other governmental agency, or (iv) any indenture, agreement for borrowed money, bond, note or other similar instrument or any other material agreement to which the Borrower is a party or by which the Borrower or any of the Borrower's property is bound;

              (c) do not conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any indenture, agreement for borrowed money, bond, note or similar instrument or other material agreement to which the Borrower is a party or by which the Borrower or any of the Borrower's property is bound;

              (d) do not result in the creation or imposition of any Lien of any nature whatsoever upon any property or assets of the

Borrower other than the Lien granted pursuant to ARTICLE VII hereof;

              (e) constitute legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and to moratorium laws from time to time in effect; and

              (f) do not, as of the execution hereof, require any governmental consent, filing, registration or approval except as set forth on Schedule 3.02.

              SECTION 3.03. Financial Statements. The Borrower has furnished to Lender the pro forma balance sheet (the "Pro Formal") of the Borrower dated as of November 30, 1993 attached hereto as Exhibit G. As of the date of this Agreement, (a) the Pro Forma fairly represents Borrower's assets, liabilities and financial condition and indicates the equity contributions made by the Borrower's shareholders; and (b) there are no omissions from the Pro Forma or any other facts or circumstances not reflected in the Pro Forma which are or may be material according to GAAP.

              SECTION 3.04. No Material Adverse Change. There has been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of the Borrower since the date of the Pro Forma.

              SECTION 3.05. Litigation. Except as set forth on Schedule 3.05, there are no actions, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any property or rights of the Borrower as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would individually or in the aggregate materially impair the right of the Borrower to carry on business substantially as now being conducted or as presently contemplated or would result in any Material Adverse Effect.

              SECTION 3.06. Tax Returns. The Borrower has filed or caused to be filed all Federal, state and local tax returns which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due, except such taxes the amount, applicability or validity of which are being contested in good faith by appropriate proceedings and with respect to which the Borrower shall have set aside on its books adequate reserves with respect to such taxes as are required by GAAP.

              SECTION 3.07. No Defaults. The Borrower is not in default (i) with respect to any judgment, writ, injunction, decree, rule or regulation of any governmental instrumentality or other agency which could have a Material Adverse Effect, or (ii) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which the Borrower is a party or by which its assets are bound.

              SECTION 3.08. Properties. The Borrower has good and marketable title to all its properties and assets and all Collateral is free and clear of all Liens of any nature whatsoever, except Permitted Liens and except that Accounts are subject to billing adjustments and writeoffs in the ordinary course of business.

              SECTION 3.09. Licenses, etc. The Borrower has obtained the Operating Licenses, the Certificate and all necessary construction and other licenses, authorizations and approvals of any Federal, state or local governmental agency, authority or instrumentality having jurisdiction over the Borrower, the Franchise or the Franchise Area, which other licenses, authorizations and approvals are necessary or appropriate for the construction and operation of cellular mobile telephone systems in the Franchise Area as presently contemplated.

              SECTION 3.10. Compliance With Laws. Except as disclosed on
Schedule 3.10, the operations of the Borrower comply in all material respects with all applicable federal, state or local laws and regulations, including environmental, health and safety statutes and regulations. None of the operations of the Borrower is subject to any judicial or administrative proceeding alleging the violation of any federal, state or local environmental, health or safety statute or regulation. None of the operations of the Borrower is the subject of federal or state investigation evaluating whether any remedial action is needed to respond to a Release of any contaminant into the indoor or outdoor environment. Except as disclosed on Schedule 3.10, the Borrower has not filed any notice under any federal or state law indicating past or present treatment, storage or disposal of a hazardous waste or reporting a Release of any Contaminant into the indoor or outdoor environment. Borrower has no contingent liability of which the Borrower has knowledge or reasonably should have knowledge in connection with any Release of any Contaminant into the indoor or outdoor environment.

              SECTION 3.11. ERISA. Neither Borrower nor any ERISA Affiliate maintains or contributes to any Plan other than a Plan listed on Schedule 3.11 hereto. Each Plan which is intended to be qualified under Section 401(a) of the IRC has been determined by the IRS to be so qualified, and each trust related to any such

Plan has been determined to be exempt from federal income tax under Section 501(a) of the IRC. Except as disclosed on Schedule 3.11, neither Borrower nor any ERISA Affiliate maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. Neither the Borrower nor any ERISA affiliate has breached any of the responsibilities, obligations or duties imposed on it by ERISA or regulations promulgated thereunder with respect to any Plan. No Plan has incurred any accumulated funding deficiency (as defined in Section 302(a)(2) of ERISA and Section 412(a) of the IRC), whether waived or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt "prohibited transaction" described in Section 406 of ERISA or Section 4975 of the IRC or (ii) has taken or failed to take any action which would constitute or result in a Termination Event. Neither the Borrower nor any ERISA Affiliate has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the Internal Revenue Service with respect to each Plan is complete and accurate. Since the date of each such Schedule B, there has been no adverse change in the funding status or financial condition of the Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has (i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan. Neither the Borrower nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the IRC on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Plan under Section 401(a)(29) of the IRC due to a Plan amendment that results in an increase in current liability for the plan year.

              SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 3.13. Federal Reserve Regulations. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation G of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Loans hereunder will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of said board of Governors.

              SECTION 3.14. Collateral. The security interest granted by
Article VII hereof and accompanying financing statements, when duly filed in the offices and jurisdictions set forth on Schedule 3.14 hereof, create a valid and perfected first priority Lien in and to the Collateral to the extent that the filing of a financing statement is sufficient to perfect such security interest, enforceable against other Persons in all jurisdictions securing the payment of the Obligations. Upon filing such financing statements, no further action is required to perfect fully the Lien of Lender in the Collateral described in Section 7.01.

              SECTION 3.15 Chief Place of Business. As of the execution hereof, the principal place of business of the Borrower is located at 1321 AA Sunset Drive, Grenada, Mississippi 38901 and the chief executive office of the Borrower is located at 14th Floor, Calcasieu Marine National Bank, One Lakeshore Drive, Lake Charles, Louisiana 76061. If any change in such location occurs, the Borrower shall notify Lender thereof not later than ten days after the occurrence thereof. As of the execution hereof, the books and records of Borrower and all chattel paper and all records of account are located at the principal place of business and chief executive office of the Borrower, and if any change in such location occurs, the Borrower shall notify Lender thereof not later than ten days after the occurrence thereof.

              SECTION 3.16 Other Corporate Names. The Borrower has not used any other corporate or fictitious name other than the corporate name shown in Borrower's Articles of Incorporation and Cellular One.

              SECTION 3.17 Insurance. Schedule 3.17 contains a description of all insurance which the Borrower maintains with respect to the Business. All of such insurance is in full force and effect.

              SECTION 3.18. Business Plan and operating Projections. The Business Plan and operating Projections represent the Borrower's best estimate of the Borrower's future financial performance for the periods set forth therein. Such documents have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are reasonable in light of current and reasonably foreseeable business conditions.

              SECTION 3.19. Capitalization and Subsidiaries. Borrower has one class of capital stock comprised of common stock, with a par value of $.01. There are 100,000 authorized shares of which 10,000 shares are outstanding. All of the outstanding shares of capital stock of the Borrower are duly and validly issued, fully paid and nonassessable, and none of such issued and outstanding shares, equity securities or beneficial interests has been issued in violation of, or is subject to, any pre-emptive or subscription rights. There are no: (A) outstanding shares of capital stock or other securities convertible into or exchangeable for equity securities of the Borrower, or (B) outstanding rights of subscription, warrants, calls, options, contracts or other agreements of any kind, issued, made or granted to or with any Person under which the Borrower may be obligated to issue, sell, purchase, retire or redeem or otherwise acquire or dispose of any equity securities of the Borrower. The ownership interests in the Borrower are as indicated on Exhibit A to the Pledge Agreement.

              SECTION 3.20. Real Property, Leases and Easements. As of the date of the initial Loans, the Borrower owns the real property described on Schedule
3.20. Set forth on Schedule 3.20 is a list of (i) all real property leased by the Borrower (the "Leased Real Property") and the material terms and provisions thereof and (ii) all easements, rights of way and similar rights with respect to real property granted to the Borrower (the "Easements") and the material terms and provisions thereof. Except as set forth in Schedule 3.20, the Borrower's interests in the owned real property, the Leased Property and the Easements (i) are sufficient in order for the Borrower to conduct its business and operations as presently conducted and (ii) are duly recorded and perfected in all necessary and appropriate recording and filing offices. Schedule 3.20 sets forth a list of real property and Easements that the Borrower is currently intending to purchase or lease in connection with its operations and business.

              SECTION 3.21. No Material Misstatements. No report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower to Lender in connection with the negotiation of this Agreement and the other Loan Documents or included herein or therein, nor any other information required to be furnished hereby or thereby, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein not materially misleading.

                                   ARTICLE IV
                              CONDITIONS FOR LOANS

              The obligations of Lender to make Loans hereunder are subject to the accuracy, as of the Effective Date, of the representations and warranties contained in Article III, to the performance by the Borrower of its obligations to be performed hereunder on or before the date of such Loan and to the satisfaction of the following further conditions:

              SECTION 4.01. Conditions Precedent to Initial Loan. In the case of the initial Loan to be made hereunder:

              (a) All then applicable legal matters incident to this Agreement and the other Loan Documents shall be satisfactory to counsel for Lender.

              (b) Lender shall have received (i) the Business Plan and Operating Projections showing in reasonable detail and specifying any material underlying assumptions, for the subsequent 10 year period, the Borrower's anticipated revenues and expenses and projected statements of Cash Flow and information with respect to projected capital expenditures and changes in working capital over such period and (ii) a detailed System construction and buildout schedule.

              (c) Lender shall have received the Pro Forma.

              (d) Lender shall have received a certificate substantially in the form of Exhibit H hereto, dated the Effective Date of the secretary of the Borrower, certifying (i) the names and true signatures of the officers authorized to sign each Loan Document to which the Borrower is a party, (ii) the resolutions of the Board of Directors of the Borrower approving the transactions contemplated by the Loan Documents, and (iii) the Borrower's by-laws.

              (e) Lender shall have received the favorable written opinion of special, local and regulatory counsel for the Borrower, dated the Effective Date, addressed to Lender and satisfactory to (and containing only such qualifications and limitations as are satisfactory to) counsel for Lender, which opinion shall be substantially in the form of Exhibit I-1; I-2 and I-3 attached hereto.

              (f) Lender shall have received the Pledge Agreement duly executed by each of the shareholders of Borrower.

              (g) Lender shall have received the Mortgage[s] for the premises described on Schedule 1.01 together with a lender's title commitment or policy therefor, satisfactory to Lender.

              (h) Lender shall have received certificates of appropriate public officials of Mississippi, dated not more than 30 days prior to the Effective Date, as to the legal existence or qualification, and good standing of the Borrower.

              (i) Lender shall have received the Borrower's Articles of Incorporation, as amended, modified or supplemented to the

Effective Date, certified to be true, correct and complete by the Secretary of State of Mississippi.

              (j) Lender shall have received satisfactory evidence that its security interests in the Collateral have been properly perfected and constitute first and prior security interests subject only to Permitted Liens.

              (k) Lender shall have received loss payable endorsements substantially in the form of Exhibit J attached hereto with respect to Borrower's insurance policies relating to the Collateral, and insurance certificates from nationally recognized insurance brokers with respect to Borrower's insurance policies.

              (l) Lender shall have completed an environmental audit of Borrower's owned and leased real property to the satisfaction of Lender.

              (m) Lender shall have received with respect to each of Borrower's then existing "Collection Accounts" (as defined in Section 7.04), Restricted Account Agreements substantially in the form of Exhibit K attached hereto, duly executed by Borrower and the financial institutions maintaining the "Collection Accounts".

              (n) Lender shall have received a landlord waiver substantially in the form of Exhibit L attached hereto and a collateral assignment of lease in form and substance satisfactory to Lender with respect to each of the Borrower's leased premises, each such document duly executed by the landlord of each such premises and each collateral assignment of lease duly executed by the Borrower.

              (o) Lender shall have received a letter from Borrower substantially in the form of Exhibit M attached hereto.

              (p) Lender shall have received the Independent Consultant's Report, which shall be in form and substance satisfactory to Lender.

              (q) Lender shall have received satisfactory evidence that the licenses, authorizations and approvals referred to in Section 3.09 have been received by the Borrower.

              (r) Lender shall have received the Borrower's most recent audited and unaudited financial statements.

              (s) Lender shall have received payment in full of the origination fee of $124,753.

              (t) Lender shall have received a subordination agreement in form and substance satisfactory to it from the holders of Debt described in Section 6.11(v).

              (u) Lender shall have satisfactorily completed its due diligence review of the Business and the System.

              (v) Lender shall have received satisfactory evidence that the rights and obligations of MCC under the Purchase Agreement that relate to the Equipment for the Franchise Area have been assigned to and assumed by the Borrower,

              (w) Lender shall have received a pay off letter from Deposit Guaranty National Bank.

              SECTION 4.02. Conditions Precedent to All Loans. In the case of each Loan hereunder:

              (a) The representations and warranties of the Borrower set forth in Article III or in any other Loan Document shall be true and correct in all material respects on and as of the date of such Loan with the same effect as though such representations and warranties had been made on and as of such date.

              (b) At the time of each such Loan, and after giving effect to such Loan, the Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

              (c) At the time of each such Loan and after giving effect to each such Loan, there shall have been no material adverse change in the condition (financial or otherwise), operations, properties or prospects of the Borrower since the date of the Pro Forma.

              (d) Such Loan, when combined with Loans previously made to the Borrower, shall not exceed the Equipment Loan Commitment Amount or the Capital Loan Commitment Amount, as applicable.

              (e) All legal matters incident to such Loan and the Loan Documents shall be satisfactory to counsel for Lender.

              (f) Lender shall have received a notice of the Capital Loan as required by Section 2.03(b) or acceptance certificate and invoices required by
Section 2.02, as applicable, together with a certification by an authorized officer of the Borrower regarding representations, warranties, absence of default, and with respect to Capital Loans, use of proceeds, all as set forth on Exhibit E or F, as applicable.

              (g) Lender shall have received a duly executed Note by the Borrower for the amount of the Loan at least three Business Days prior to the date the Loan is requested to be made.

              (h) Lender shall have received satisfactory evidence from the Engineer that the project milestones set forth in the Business Plan that are scheduled to be achieved prior to the date of the Loan, including, without limitation, System construction and subscriber and expense levels, have actually been achieved.

                                   ARTICLE V
                             AFFIRMATIVE COVENANTS

              The Borrower covenants and agrees with Lender that so long as the Agreement shall remain in effect or any Obligations hereunder or under any of the other Loan Documents are unpaid:

              SECTION 5.01 Corporate and Franchise Existence. The Borrower shall preserve and maintain its corporate existence, rights, franchises and privileges in its jurisdiction of its organization, and in all other jurisdictions in which such qualification is necessary in view of its business and operations and property and preserve, protect and keep in full force and effect its material rights, the Licenses, the Certificate, other licenses and the Franchise and do all things necessary to construct the System and operate the Business in the Franchise Area.

              SECTION 5.02 Compliance with Laws, Etc. The Borrower shall comply with all laws and regulations applicable to it and all material contractual obligations applicable to it.

              SECTION 5.03 Maintenance of Properties. The Borrower shall at all times maintain in good repair, working order and condition, excepting ordinary wear and tear, all of its properties material to its operations and make all appropriate repairs, replacements and renewals thereof, in each case consistent with prudent industry practices and sound business judgment and with respect to the maintenance of machinery and equipment, in compliance with applicable government regulations, manufacturers' warranty requests and any licensing requirements.

              SECTION 5.04. Insurance. The Borrower shall at its own expense, with insurers and with maximum deductibles satisfactory to Lender:

              (a) keep its insurable properties, including the Equipment, real property and other tangible Collateral, adequately insured on an all-risk basis for the full replacement value thereof at all times;

              (b) maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower, in such amount as Lender shall reasonably deem necessary;

              (c) maintain such other insurance to such extent and against such risks, including against business interruptions, fire and other risks insured against by extended coverage, as is satisfactory to Lender;

              (d) cause each insurance policy pertaining to the Collateral to
(i) name Lender and AT&T and their respective affiliates (all of the foregoing are hereinafter referred to as the "Additional Insureds") as an "additional insured" if such policy is a liability policy, (ii) name each of the Additional Insureds as a "loss payee" and include a standard lender's loss payable endorsement in favor of each of the Additional Insureds substantially in the form of Exhibit J if such policy is a property insurance policy, (iii) provide that Lender shall be notified in writing of any proposed cancellation or modification of such policy at least thirty (30) days in advance of such proposed cancellation or modification and will have sufficient time to correct any deficiencies justifying such proposed cancellation or modification,
(iv) provide that all insurance proceeds for losses shall be payable to each of the Additional Insureds regardless of any omission or breach by the Borrower,
(v) waive any right of subrogation of the insurers against the Additional Insureds and waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Borrower, and (vi) provide that such insurance shall be primary insurance, that the insurers under such insurance policies shall be liable under such policies without right of contribution from any other insurance coverage and expressly provide that all provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Borrower), shall operate in the same manner as if there were a separate policy covering each insured; and

              (e) on or prior to the renewal date of each policy deliver to Lender copies of all policies or broker's certificates and loss payable endorsements issued by the Borrower's insurers in respect of all policies and endorsements, as renewed. Each such policy, certificate and endorsement shall be accompanied by a statement from the Borrower's insurance broker or insurance agent stating whether, in the opinion of such broker or agent, such policies comply with the requirements of this Section 5.04, that all premiums due thereon have been paid and that upon the renewal date, such policy shall be in full force and effect.

              In addition to the foregoing, the Borrower shall at all times maintain insurance with respect to the Collateral (but not self-insurance or insurance subsidiaries) that is customarily maintained in the industry.

              SECTION 5.05. Obligations and Taxes. The Borrower shall pay all of its indebtedness and obligations promptly and in accordance with their terms and pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings diligently pursued, and the Borrower shall set aside on its books such reserves as are required by GAAP with respect to any such tax, assessment, charge, levy or claim so contested.

              SECTION 5.06. Financial Statements, Reports, etc. The Borrower shall furnish to Lender:

              (a) within ninety (90) days after the end of each fiscal year of Borrower, annual audited consolidated financial statements for the Borrower, including the balance sheets and statements of operations, stockholders' equity and cash flows, for such fiscal year, which financial statements shall have been audited by independent certified public accountants (which may be.regional or local certified public accountants) satisfactory to Lender, and shall be prepared in accordance with GAAP, and accompanied by such independent certified public accountant's unqualified opinion;

              (b) within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, unaudited balance sheets and statements of operations, stockholders' equity and cash flows of the Borrower as of the end of each such quarter and for the then elapsed portion of the fiscal year;

              (c) concurrently with (a) and (b) above, a certificate of Borrower's independent certified public accountant or the Borrower's chief financial officer, as applicable, to the effect that the financial statements referred to in clause (a) or (b) above, present fairly the financial position and results of operations of the Borrower and as having been prepared in accordance with GAAP consistently applied, in each case subject to normal year-end audit adjustments except for the statements referred to in clause (a) above;

              (d) all material agreements or licenses affecting the Licenses, the Certificate, the System or the Franchise prior to any execution, or material amendment thereto;

              (e) promptly upon their becoming available, copies of any periodic or special documents, statements or other information filed by Borrower with the FCC, the PUC or with any other federal, state or local governmental agency or authority in connection with the construction and/or operation of the System in the Franchise Area or with respect to the transactions contemplated by any of the Loan Documents, and copies of any material notices and other material communications from the FCC, the PUC or from any other federal, state or local governmental agency or authority;

              (f) immediately upon any officer or employee of the Borrower obtaining knowledge of any condition or event (i) which either constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, (ii) which renders any representation, covenant or warranty contained herein materially false or misleading, or (iii) which would result in Borrower's financial results for any monthly, quarterly or annual period to materially deviate from the financial results projected for such period in the Business Plan or the operating budget described in clause (m) below, a certificate signed by an authorized officer of the Borrower specifying in reasonable detail the nature and period of existence thereof and what corrective action Borrower has taken or proposes to take with respect thereto;

              (g) within ninety (90) days after the end of each fiscal year of the Borrower, a certificate signed by an authorized officer of the Borrower, stating that there does not exist any condition or event which either constitutes an Event of Default or which, after notice or lapse of time or both, would constitute an Event of Default, or which constitutes a breach of any covenant hereunder;

              (h) within thirty (30) days of the end of each fiscal year of the Borrower, a certificate signed by an authorized officer of the Borrower setting forth (x) all the Easements, licenses, rights of way and other similar interests in real property acquired by the Borrower in the preceding year and
(y) a summary of all information and documents provided to Lender or requited to be provided to Lender pursuant to Sections 5.16 and 5.17 hereof;

              (i) within fifteen (15) days after the end of each month, a report showing Borrower's revenues and expenses in reasonable detail for such month in the form of Exhibit N attached hereto;

              (j) evidence in the manner set forth in Section 5.04(e) of insurance complying with Section 5.04;

              (k) until completion of the System, within ten (10) days after the end of each month, a report in form and substance satisfactory to Lender setting forth Borrower's progress in completing the System, and comparing such progress to the schedule set forth in the Business Plan;

              (l) within thirty (30) days after the end of each quarter, detailed operating information with respect to matters including but not limited to number and type of connections, revenues per connection type, number of customers and services utilized, types of capital expenditures, and other material information in the form of Exhibit 0 attached hereto;

              (m) within thirty (30) days after the beginning of each fiscal year of Borrower, an operating budget for such fiscal year;

              (n) promptly from time to time such other information regarding the operations, business affairs and condition (financial or otherwise) of the Borrower or the Business as Lender may reasonably request; and

              (o) promptly after receipt thereof, copies of all monthly statements from each Collection Agent which does not send such statements to the Lender on a monthly basis, certified as being true and complete by the chief financial officer of the Borrower, with such certification to be duly notarized.

              SECTION 5.07. Litigation and Other Notices. The Borrower shall give Lender prompt written notice of the following: (a) all events of default or any event that would become an event of default upon notice or lapse of time or both under any of the terms or provisions of any note, or of any other evidence of indebtedness or agreement or contract governing the borrowing of money, of Borrower; (b) any levy, attachment, execution or other process against any of the property or assets, real or personal, of the Borrower; (c) the filing or commencement of any action, suit or proceeding by or before any court or any Federal, state, municipal or other governmental department, commission, instrumentality or agency which, if adversely determined against Borrower, would materially impair the right of Borrower to carry on the Business substantially as now conducted or contemplated or result in a Material Adverse Effect; (d) any notice, letter or other correspondence, oral inquiry, communication or request of any kind from the FCC or the PUC relating to the Licenses, Certificate, Franchise or System; and (e) any matter which has resulted in, or which Borrower reasonably believes will result in, a Material Adverse Effect.

              SECTION 5.08. Mortgages and Landlord Consents. As security for the Obligations, the Borrower shall promptly execute and deliver to Lender Mortgages in favor of Lender with respect to any real property purchased by the Borrower, together with lender's title policies for such real property satisfactory to Lender, and landlord waivers and collateral assignments of lease satisfactory to Lender with respect to any real property leased by the Borrower, together with appropriate consents of the applicable landlords. With respect to all such owned and leased property, the Borrower shall, at the time of acquisition thereof, conduct at the Borrower's sole cost and expense, environmental audits satisfactory to Lender.

              SECTION 5.09. ERISA. The Borrower shall comply in all material respects with the applicable provisions of ERISA and furnish to Lender, (i) as soon as possible, and in any event within 30 days after the Borrower or any officer of the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred or any Termination Event has occurred, a statement of an officer of the Borrower setting forth details as to such Reportable Event or Termination Event and the corrective action that the Borrower proposes to take with respect thereto, together with a copy of the notice of any such Reportable Event given to the PBGC, and (ii) promptly after receipt thereof, a copy of any notice Borrower may receive from the PBGC relating to the intention of the PBGC to terminate any Plan or to appoint a trustee to administer any such Plan.

              SECTION 5.10. Access to Premises and Records. The Borrower shall permit representatives of Lender to have access to the Borrower's books and records and to the Collateral and the premises of Borrower at reasonable times upon reasonable notice and to make such excerpts from such records as such representatives deem necessary and to inspect the Collateral.

              SECTION 5.11. Design and Construction. The Borrower shall design, construct, equip and operate the System as previously disclosed to Lender in the Business Plan and in accordance with prudent industry standards.

              SECTION 5.12. Environmental Notices. If the Borrower shall (a) receive notice that any violation of any federal, state or local environmental law or regulation may have been committed or is about to be committed by the Borrower, (b) receive notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower alleging violations of any federal, state or local environmental law or regulation or requiring the Borrower to take any action in connection with any Release of any Contaminant into the indoor or outdoor environment, or (c) receive any notice from a federal, state, or local governmental agency or private party alleging that the Borrower may be liable or responsible for costs associated with a response to or cleanup of a Release of any Contaminant into the indoor or outdoor environment or any damages caused thereby, Borrower shall provide Lender with a copy of such notice within five (5) Business Days of Borrower's receipt thereof. Within five (5) Business Days of the Borrower having learned of the enactment or promulgation of any federal, state or local environmental law/or regulation which may result in any Material Adverse Effect, the Borrower shall provide Lender with notice thereof.

              5.13. Amendment of Organization Document. The Borrower shall notify Lender of any amendment to its Articles of Incorporation within ten days of the occurrence of any such event, and provide Lender with copies of any amendments certified by the secretary of the Borrower and of all other relevant documentation. Borrower shall promptly deliver to Lender such financing statements executed by the Borrower which Lender may request as a result of any such event.

              5.14. Engineer and Independent Consultant. The Borrower shall permit the Engineer to visit and inspect any of the properties and operations of the Borrower relating to the System and any materials to be used in connection with the System, and to examine the books of account and other documents of Borrower and make copies thereof and discuss the affairs, finances and the accounts of Borrower, the construction of the System and the Business Plan, and be advised as to the same by Borrower and its officers. The Borrower shall reimburse Lender for the out-of-pocket costs and expenses incurred by Lender in connection with the retention of the Independent Consultant for the preparation of the Independent Consultant's Report, the activities of the Engineer described above and the confirmations of the Engineer pursuant to
Section 4.02 above.

              SECTION 5.15. Changes in Regulation. The Borrower shall keep Lender informed on a timely basis as to (and shall respond on a timely basis to all requests by Lender for information with respect to) all prospective, proposed, or actual changes in regulation of the Borrower or the Business or any of the properties, operations or business of the Borrower by any Federal, state or local authority, whether such changes are effected because of the expansion of the properties, operations or business of the Borrower or by effect of statutes, regulations, official interpretations thereof, judicial decisions, orders or by consensual action between the Borrower and any regulatory authority. In the event that Lender determines in its sole good faith discretion that any of such proposed, prospective or actual changes have or are reasonably likely to have a material adverse effect on AT&T or Lender or any of their respective affiliates under the Loan Documents (including, without limitation, the security interests provided to Lender under the Loan Documents), the Borrower and Lender shall cooperate in good faith to restructure or reorganize, each at its own cost and expense (unless an Event of Default has occurred and is continuing, in which event such restructuring or reorganization shall be at the sole cost and expense of the Borrower) the terms and provisions set forth in the Loan Documents and the structure of the financing provided under the Loan Documents so as to minimize or avoid the adverse effects to AT&T or Lender or any of their respective affiliates of such proposed, prospective or actual changes.

              SECTION 5.16. Fiscal Year. The Borrower shall at all times have a fiscal year ending on December 31 of each calendar year.

              SECTION 5.17. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to Lender such additional assignments, agreements, powers and instruments, at the Borrower's expense, as Lender may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Loan Documents or to better assure and confirm unto Lender its rights, powers and remedies hereunder and thereunder.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

              The Borrower covenants and agrees with Lender that so long as this Agreement shall remain in effect or the Obligations hereunder or under any of the Loan Documents shall be unpaid, without the prior written consent of
Lender:

              SECTION 6.01. Liens, etc. The Borrower shall not create, incur, assume or suffer to exist, directly or indirectly, any Lien upon or with respect to any of its properties or the Collateral, now owned or hereafter acquired, or upon any income or profits therefrom except for the following "Permitted Liens":

              (i) Liens granted pursuant to the Loan Documents;

              (ii) Liens for taxes, assessments or governmental charges or levies on property of the Borrower if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being diligently contested in good faith and by appropriate proceedings and for which the Borrower shall have set aside reserves on its books as required by GAAP;

              (iii) Liens imposed by law, such as carrier's, warehousemen's and mechanic's liens and other similar liens, which arise in the ordinary course of business with respect to obligations not yet due or being contested in good faith by appropriate proceedings and for which the Borrower shall have set aside reserves on its books as required by GAAP;

              (iv) Liens arising out of pledges or deposits under workmen's compensation laws, unemployment insurance, old age pensions, or other social security benefits other than any Lien imposed by ERISA;

              (v) Liens consisting of purchase money security interests or arising from Guarantees or third party sales and leases not prohibited by Section 6.05 hereof, in each case on mobile telephone terminals held in inventory exclusively for sales to customers in the Franchise Area or placed in service with customers in the Franchise Area; provided that such security interest shall not be extended to any other property or asset of Borrower other than proceeds from the sale of such mobile telephone terminals as described in this paragraph;

              (vi) Liens consisting of extensions or renewals of the Liens referred to in subparagraph (v) of this Section, provided that the indebtedness secured thereby shall not be increased pursuant to any such extension or renewal and no such extension or renewal shall extend any such Lien to any other property or asset of Borrower;

              (vii) easements and rights of way with respect to real.property owned by the Borrower and not interfering with the ordinary conduct of the Business; and

              (viii) deposits with respect to leases not prohibited by this Agreement and with respect to performance for bids, in each case in the ordinary course of business.

              SECTION 6.02. Use of Proceeds. The Borrower shall not use the proceeds of any Equipment Loan for any purpose other than purchasing Equipment for use in the Franchise Area and shall not use the proceeds of any Capital Loan for any purposes other than those set forth in Section 2.03(a).

              SECTION 6.03. Sale of Assets, Consolidation, Merger, etc. The Borrower shall not consolidate with or merge into any other Person, sell, lease, transfer or otherwise dispose of the Collateral, except for sales of inventory in the ordinary course of business and except for sales of NovAtel and Plexus equipment owned by the Borrower on the Effective Date, provided that the proceeds of such sales will be used by the Borrower for working capital purposes.

              SECTION 6.04. Dividends; Distribution of Assets; Certain Debt. The Borrower shall not purchase, redeem or otherwise acquire any interest of the Borrower, declare or pay any dividends in any fiscal year on any class or classes of stock, return capital of Borrower to its shareholders, make any other distribution on or in respect of any shares of any class of capital stock of Borrower, or make any payments of principal, interest, fees or other charges with respect to the Debt described in Section 6.11(v).

              SECTION 6.05. Guarantees; Third-Party Sales and Leases. The Borrower shall not directly or indirectly (i) assume any obligation or indebtedness of another Person, (ii) make or assume any Guarantee, or (iii) finance any third-party sales or leases, except third-party sales or leases with respect to mobile telephone terminals placed in service with a customer in the Franchise Area.

              SECTION 6.06. Investments. The Borrower shall not directly or indirectly, make any Investments except:

              (i) Investments in obligations issued by, or guaranteed by, the United States of America or any agency or instrumentality thereof, provided that such obligations mature within 180 days of the date of acquisition thereof;

              (ii) Investments in certificates of deposit, repurchase agreements, money market or other cash management accounts, bankers acceptances and short term Eurodollar time deposits with financial institutions having a long term deposit rating of at least A from Moody's Investors Service, Inc. or Standard & Poor's Corporation, respectively;

              (iii) Investments in commercial paper rated P1 or A1 by Moody's Investor's Service, Inc. or Standard & Poor's Corporation, respectively; or

              (iv) temporary expense advances to Borrower's employees not to exceed $5,000 in the aggregate outstanding at any one time.

              SECTION 6.07. Permitted Activities. The Borrower shall not engage in any business or activity other than the operation of the Business in the Franchise Area.

              SECTION 6.08. Disposition of Licenses, etc. The Borrower shall not sell, assign, transfer or otherwise dispose or attempt to dispose of in any way any governmental authorizations, licenses, permits or approvals (including, without limitation, any Licenses or Certificate) necessary or appropriate for the operation of the Business in the Franchise Area.

              SECTION 6.09. Transactions with Affiliates. The Borrower shall not directly or indirectly, enter into any transaction, including, without limitation, leases or other agreements for the purchase or use of any goods or services, with any Affiliate, except in the ordinary course of and pursuant to reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than Borrower would obtain in a comparable arm's length transaction with an unaffiliated person.

              SECTION 6.10. ERISA. The Borrower shall not:

              (A) engage, or permit any ERISA Affiliate to engage in any prohibited transaction described in Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the United States Department of Labor;

              (B) permit to exist any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the IRC), whether or not waived;

              (C) fail, or permit any ERISA Affiliate to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

              (D) terminate, or permit any ERISA Affiliate to terminate, any Benefit Plan which would result in any material liability of the Borrower under Title IV of ERISA;

              (E) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto;

              (F) amend, or permit any ERISA Affiliate to amend, a Plan resulting in an increase in current liability for the plan year such that the Borrower is required to provide security to such Plan under Section 401(a) (29) of the IRC; or

              (G) fail, or permit any ERISA Affiliate to fail, to pay any required installment under Section 412 of the IRC on or before the due date for such installment or other payment.

              SECTION 6.11. Indebtedness. The Borrower shall not create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Debt except:

              (i) the Obligations;

              (ii) Guarantees and third party financing permitted by Section
       6.05;

              (iii) purchase money Debt secured by Liens permitted by clause
       (v) of Section 6.01;

              (iv) obligations under capital or operating leases not to exceed $82,000 in the aggregate in any consecutive twelve month calendar period;

              (v) obligations to shareholders and Affiliates not to exceed $70,000 in the aggregate, plus accrued interest thereon, which must at all times be subordinated to the Obligations on terms satisfactory to the Lender; and

              (vi) trade payables incurred in the ordinary course of business.

              SECTION 6.12. Margin Regulation. The Borrower shall not use or permit any other Person to use any portion of the proceeds of any credit extended under this Agreement in any manner which might cause the extension of credit made by Lender or the application of such proceeds to violate the Securities Act of 1933 or Securities Exchange Act of 1934 (each as amended from time to time, and any successor statute) or to violate Regulation G, Regulation U, or Regulation X, or any other regulation of the Federal Reserve Board, in each case as in effect on the date or dates of such extension of credit and such use of proceeds.

              SECTION 6.13. Capital Expenditures. The Borrower shall not make capital expenditures in excess of those set forth in the Business Plan.

              SECTION 6.14. Management Fees. The Borrower shall not pay management fees in excess of those set forth in the Management Agreement as in effect on the date hereof. After the occurrence and during the continuance of any Event of Default, the Borrower shall not pay any portion of the management fees due under the Management Agreement or any other similar fees due to any Affiliates that do not cover the direct costs of services performed pursuant to the Management Agreement or for the benefit of the Borrower by the employees of MCC, Mercury, Inc. or any Affiliate, billed at a rate no greater than would be charged by an unaffiliated person in a comparable arm's length transaction.

              SECTION 6.15. Confidentiality. The Borrower shall not at any time before or after payment in full and satisfaction of all of the Obligations, reveal, divulge or make known, or knowingly permit to be so revealed, divulged or made known, to any Person (including persons within its own organization who do not have a definite need to know for the purpose of performance of this Agreement), the terms or conditions of this Agreement or any document or agreement now or hereafter executed in connection herewith, provided that the foregoing shall not apply to information required to be disclosed by order of a court of competent jurisdiction or in connection with any governmental investigation, including, but not limited to, the FCC or the PUC (in each case to the extent disclosure is required, but no further), so long as the Borrower notifies the Lender in writing of any circumstances of which Borrower is aware that may lead to such a requirement or order, so as to allow Lender to take steps to contest such order or investigation. Lender agrees to keep confidential for a period of two years the Borrower's financial statements, profit and loss statements, progress reports and any other items marked in writing as confidential; provided, however, that such confidentiality obligation shall not apply to (i) any information disclosed to Persons employed by or expected to become engaged in evaluating, approving, structuring, auditing or administering the Loans or Obligations hereunder, including, without limitation, the Lender's representatives, attorneys, advisors, accountants, and rating agencies, (ii) any information which is or becomes available to the Lender from a source other than the Borrower or Mercury, (iii) any information is or becomes available to the public other than as a result of disclosure by Lender or its above-described representatives or agents, (iv) any information required or requested by any governmental agency or representative thereof or pursuant to legal process or (v) any information in connection with the exercise of any remedy under the Loan Documents; and provided, further, that nothing herein shall prevent Lender from disclosing such information to any bona fide assignee, transferee or participant or prospective assignee, transferee or participant or any of their respective representatives that have agreed to comply with this Section 6.15 in connection with the contemplated assignment or transfer of any Loans or hereunder or participation therein.

                                  ARTICLE VII
                              COLLATERAL SECURITY

              SECTION 7.01. Collateral Security. To secure payment and performance of the Obligations, Borrower hereby grants to Lender a right of setoff against and a continuing security interest in and to the following property and interests in property, whether now owned or hereafter acquired by Borrower and wheresoever located: (i) Accounts, contract rights, general intangibles, tax refund claims, tax refunds, things in action, causes of action, inventions, designs, patents, patent applications, trademarks, trade names, trademark applications, service marks, service mark applications, trade styles, brand names, copyrights, goodwill, registrations, leases, licenses, franchises, customer lists, reversion from any employee benefit plans, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to Borrower, chattel paper, instruments, notes, letters of credit, documents, documents of title, and to the extent permitted by law, the Construction Permits, the Operating Licenses, the Certificate and other governmental authorizations; (ii) inventory; (iii) machinery, equipment and fixtures; (iv) all of Borrower's now owned or hereafter acquired monies, and any and all other property and interests in property of Borrower now or hereafter coming into the actual possession, custody or control of Lender in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise); (v) all insurance proceeds of or relating to any of the foregoing; (vi) all of Borrower's books and records relating to any of the foregoing; and (vii) all accessions and additions to, substitutions for, and replacements, products and proceeds of any of the foregoing.

              SECTION 7.02. Preservation of Collateral and Perfection of Security Interests Therein. The Borrower shall execute and deliver to Lender, concurrently with the execution of this Agreement, and at any time or times hereafter at the request of Lender, all financing statements or other documents (and pay the cost of filing or recording the same in all public offices deemed necessary by Lender), as Lender may request, in a form satisfactory to Lender, to perfect and keep perfected the security interest in the Collateral granted by the Borrower to Lender or to otherwise protect and preserve the Collateral and Lender's security interest therein or to enforce Lender's security interests in the Collateral. Should the Borrower fail to do so, Lender is authorized to sign any such financing statements as the Borrower's agent. The Borrower further agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

              SECTION 7.03. Appointment of Lender as the Borrower's Attorney-in-Fact. The Borrower hereby irrevocably designates, makes, constitutes and appoints Lender (and all persons designated by Lender) as the Borrower's true and lawful attorney-in-fact, and authorizes Lender, in the Borrower's or Lender's name, to, following the occurrence of an Event of
Default: (i) demand payment of Accounts; (ii) enforce payment of Accounts by legal proceedings or otherwise; (iii) exercise all of the Borrower's rights and remedies with respect to proceedings brought to collect an Account; (iv) sell or assign any Account upon such terms, for such amount and at such time or times as Lender deems advisable; (v) settle, adjust, compromise, extend or renew an Account; (vi) discharge and release any Account; (vii) prepare, file and sign the Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor of the Borrower; (viii) notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by Lender, and open and deal with all mail addressed to the Borrower; (ix) do all acts and things which are necessary in Lender's sole discretion, to fulfill the Borrower's obligations under this Agreement;
(x) take control in any manner of any item of payment or proceeds thereof; (xi) have access to any lockbox or postal box into which the Borrower's mail is deposited; (xii) endorse the Borrower's name upon any items of payment or proceeds thereof and deposit the same in Lender's account on account of the Borrower's Obligations; (xiii) endorse the Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto; and (xiv) sign the Borrower's name on any verification of Accounts and notices thereof to account debtors.

              SECTION 7.04. Collection of Accounts and Restricted Account Arrangements. The Borrower hereby represents and warrants that each depository account ("Collection Account") now maintained by the Borrower at any bank ("Collection Agent") for the collection of checks and cash constituting proceeds of Accounts and sales of other personal property which are part of the Collateral is identified on Schedule 7.04 attached hereto and made a part hereof. With respect to each Collection Account, the Borrower shall, no later than the Effective Date, deliver to Lender, a "Restricted Account Agreement" substantially in the form of Exhibit K attached hereto and made a part hereof, duly executed and delivered by the Borrower and the applicable Collection Agent, authorizing and directing such Collection Agent, upon receipt of written notice from Lender that an Event of Default has occurred and is continuing, to deposit all checks and cash received into a restricted account (a "Restricted Account") and remit all amounts deposited in such Restricted Account to Lender's account specified in such Restricted Account Agreement until such time as the Collection Agent receives written notice from Lender rescinding such authorization. The Borrower shall, following the occurrence and during the continuance of an Event of Default and any subsequent request by Lender therefor, take such further action as Lender may reasonably deem desirable to effect the transfer of exclusive ownership and control of the Restricted Accounts and all Collection Accounts to Lender. Until all of the Obligations have been indefeasibly paid in full and the Commitment has been terminated, the Borrower agrees not to enter into any agreement or execute and deliver any direction which would modify, impair or adversely affect the rights and benefits of Lender under any Restricted Account Agreement. The Borrower shall not open, establish or maintain any Collection Account (other than those identified on Schedule 7.04 hereto) without first having delivered to Lender a duly executed and delivered Restricted Account Agreement with respect to such Collection Account. The Borrower shall notify Lender in writing not less than five (5) days prior to the date it shall open or establish any Collection Account other than an account described on Schedule 7.04 hereto.

                                  ARTICLE VIII
                          EVENTS OF DEFAULT; REMEDIES

              SECTION 8.01. Events of Default. The following events shall each constitute an "Event of Default":

              (a) The Borrower shall fail to pay the principal of or interest on any Note or any other amounts payable hereunder or under any of the other Loan Documents when due, whether as scheduled, at a date fixed for prepayment, by acceleration or otherwise, and such failure with respect to the payment of principal or interest shall continue for five days and with respect to any other amounts payable hereunder, shall continue for ten days; or

              (b) the Borrower shall fail to observe or perform any other covenant, condition or agreement to be observed or performed by the Borrower in any of the Loan Documents or in any material agreement of the Borrower and the Borrower fails to cure such breach within 10 Business Days after written notice thereof from Lender unless the breach relates to a covenant contained in
Section 5.04, in which case no grace period shall apply; or

              (c) any representation or warranty made by the Borrower in connection with this Agreement or any other Loan Document, or the Loans or any statement or representation made in any report, certificate, financial statement or other instrument (other than the projections provided pursuant to Section 4.01 as to which this paragraph (c) shall be inapplicable) furnished by or on behalf of the Borrower pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading in any material respect when made or delivered or when deemed made in accordance with the terms hereof or thereof; or

              (d) the Borrower shall fail to make any payment due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) on any other obligation for borrowed money and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default or event under any agreement or instrument relating to any indebtedness or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or

              (e) Borrower shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for Borrower or for a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) become unable, admit in writing its inability or fail generally to pay its debts as they become due, (iv) voluntarily or involuntarily dissolve, liquidate or wind up its affairs, or (v) take action for the purpose of effecting any of the foregoing; or

              (f) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law is filed by or against the Borrower or the Borrower takes any action to authorize any of the foregoing matters, and in the case of any such proceeding instituted against the Borrower (but not instituted by the Borrower), either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee or other similar official for the Borrower or any substantial part of its property) shall be granted or shall occur; or

              (g) the Borrower becomes insolvent or fails generally to pay its debts as they become due; or

              (h) a Termination Event occurs which Lender in good faith believes would subject the Borrower to a material liability; or

              (i) the plan administrator of any Plan applies under Section 412(d) of the IRC for a waiver of the minimum funding standards of Section 412(a) of the IRC and Lender in good faith believes that the approval of such waiver could subject either the Borrower or any ERISA Affiliate to material liability; or

              (j) any of the Licenses, the Certificate or any other license, authorization or other governmental consent or approval necessary for the continuing operation of the Borrower or the System or any other material authorization or approval of or material filing with the FCC, the PUC or any other governmental authority with respect to the conduct by the Borrower of its business and operations, shall not be obtained as and when required to permit the Borrower to conduct the Business substantially as then being conducted and to perform its material obligations under the Loan Documents, or shall cease to be in full force and effect, which in respect of any of the Licenses or the Certificate shall occur when an order revoking or terminating any said License or the Certificate shall be issued, or the FCC, the PUC or any other governmental authority having jurisdiction over any such License or Certificate shall, prior to the termination thereof decide, not to renew such License or Certificate; or

              (k) the FCC or the PUC, by final order, determines that the existence or performance of this Agreement or any other Loan Document will result in a revocation, suspension or material adverse modification of any of the Licenses or Certificate; or

              (l) for any reason any Loan Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any security interest or lien granted pursuant thereto shall fail to be perfected, or any party thereto other than Lender shall contest the validity of any lien granted under, or shall disaffirm its obligations under any Loan Document; or

              (m) the Borrower shall have failed to accept the Equipment in accordance with the Purchase Agreement within the period specified in the Purchase Agreement or shall otherwise default under the Purchase Agreement, which default shall not have been cured or waived; or

              (n) final judgment or judgments for the payment of money in excess of $50,000 individually or $100,000 in the aggregate at any one time shall have been rendered against the Borrower, and the same shall not have been discharged within forty-five (45) days after the entry thereof, or no insurer shall have admitted its liability in writing with respect to the full amount of such final judgment or judgments; or

              (o) for any reason, the Borrower ceases to operate the Business or own the Franchise or any of the Licenses or the Certificate; or

              (p) the Borrower is enjoined, restrained or in any way prevented by the order of any court or administrative or regulatory agency from conducting the Business or any other material part of Borrower's business affairs; or

              (q) the Borrower becomes subject to any liabilities, costs, expenses, damages, fines or penalties which could reasonably be expected to have a Material Adverse Effect on its business, operations, assets or condition (financial or otherwise) arising out of or related to (i) any Remedial Action in response to a Release or threatened Release at any location of any contaminant into the indoor or outdoor environment or (ii) any material violation of any environmental, health or safety requirement of law; or

              (r) the sum of the Borrower's Cash Flow plus Cash Equity Contributions for any consecutive four fiscal quarter period of the Borrower falls below the Estimated Cash Flow projected for the Borrower for such four fiscal quarter period of the Borrower by an amount equal to or in excess of the Applicable Cash Flow Margin, unless within thirty days thereafter Permitted Capital Contributions are made;

              (s) the Borrower's Fixed Charge Coverage Ratio in any consecutive four fiscal quarter period ending on June 30, 1997 or thereafter shall be less than 1.10 to 1.00 unless within thirty days thereafter Permitted Capital Contributions are made; or

              (t) the Management Contract shall be terminated or Mercury shall cease to have substantial management responsibilities with respect to the Business or the System unless another Affiliate with substantial experience in the management of cellular telephone systems is appointed manager of the System; or

              (u) a Material Adverse Effect (other than any directly resulting from general macro-economic conditions) shall occur.

              SECTION 8.02 Termination of Commitment; Acceleration. Upon the occurrence and at any time during the continuance of any Event of Default, Lender may:

              (a) by notice to the Borrower, terminate Lender's Commitment to Borrower to make Loans hereunder; or

              (b) declare the Obligations to be immediately due and payable, whereupon the Obligations shall be immediately due and payable without notice of any kind, provided, however, that if an Event of Default described in
Section 8.01(f) shall exist or occur, all of the Obligations shall automatically, without declaration or notice of any kind, be immediately due and payable;

              SECTION 8.03. Waiver of Demand. Demand, presentment, protest and notice of nonpayment are hereby waived by the Borrower. The Borrower also waives the benefit of all valuation, appraisal and exemption laws.

              SECTION 8.04. Rights and Remedies Generally. If an Event of Default occurs, Lender shall have, in addition to any other rights and remedies contained in this Agreement or in any of the other Loan Documents, all of the rights and remedies of a secured party under the Code or other applicable laws, all of which rights and remedies shall be cumulative, and none exclusive, to the extent permitted by law. In addition to all such rights and remedies, the sale, lease or other disposition of the Collateral, or any part thereof, by Lender after the occurrence of an Event of Default may be for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale, and in lieu of actual payment of such purchase price, may set off the amount of such purchase price against the obligations then owing. Any sales of the Collateral may be adjourned from time to time with or without notice. Lender may, in its sole discretion, cause the Collateral to remain on Borrower's premises, at the Borrower's expense, pending sale or other disposition of the Collateral. Lender shall have the right to conduct such sales on the Borrower's premises, at the Borrower's expense, or elsewhere, on such occasion or occasions as Lender may see fit.

              SECTION 8.05. Entry Upon Premises and Access to Information. If an Event of Default occurs, Lender shall have the right to enter upon the premises of the Borrower where the Collateral is located (or is believed to be located) without any obligation to pay rent to Borrower, or any other place or places where the Collateral is believed to be located and kept, and render the Collateral unusable or remove the Collateral therefrom to the premises of Lender or any agent of Lender, for such time as Lender may desire, in order effectively to collect or liquidate the Collateral, and/or Lender may require the Borrower to assemble the Collateral and make it available to Lender at a place or places to be designated by Lender. If an Event of Default occurs, Lender shall have the right to obtain access to the Borrower's data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Lender deems appropriate.

              SECTION 8.06. Sale or Other Disposition of Collateral by Lender. Any notice required to be given by Lender of a sale, lease or other disposition or other intended action by Lender with respect to any of the Collateral which is deposited in the United States mails, postage prepaid and duly addressed to the Borrower at the address specified in Section 9.01 below, at least ten (10) Business Days prior to such proposed action shall constitute fair and reasonable notice to the Borrower of any such action. The net proceeds realized by Lender upon any such sale or other disposition, after deduction for the expense of retaking, holding, preparing for sale, selling or the like and the reasonable attorneys' fees and legal expenses incurred by Lender in connection therewith, shall be applied as provided herein toward satisfaction of the Obligations. Lender shall account to the Borrower for any surplus realized upon such sale or other disposition, and the Borrower shall remain liable for any deficiency. The commencement of any action, legal or equitable, or the rendering of any judgment or decree for any deficiency shall not affect Lender's security interest in the Collateral. The Borrower agrees that Lender has no obligation to preserve rights to the Collateral against any other parties. Lender is hereby granted a license or other right to use, without charge, the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, and the Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit until the obligations are paid in full.

              SECTION 8.07. Governmental Approvals. In connection with the enforcement by Lender of any remedies available to it as a result of any Event of Default, the Borrower shall join and cooperate fully with, at the request of Lender, any receiver referred to below and/or the successful bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application or which Lender may believe relevant to such application) with the FCC, the PUC and all applicable federal, state and local governmental authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the System and/or (ii) the transfer of control of the Borrower or assignment of all licenses, certificates, authorizations, approvals and permits, issued to the Borrower by the FCC, the PUC or any such authorities with respect to the System and the operation thereof, to Lender, the receiver or to the successful bidder or bidders. In connection with the foregoing, the Borrower shall take such further actions, and execute all such instruments, as Lender reasonably deems necessary or desirable. The Borrower agrees that Lender may enforce any obligation of the Borrower as set forth in this paragraph by an action for specific performance. In addition, Borrower hereby irrevocably constitutes and appoints Lender and any agent or officer thereof (which appointment is coupled with an interest) as its true and lawful attorney-in-fact with full irrevocable power and authority and in the place and stead of the Borrower and in the name of the Borrower or in its own name, from time to time in its discretion after the occurrence and during the continuance of an Event of Default and in connection with the foregoing, for the purpose of executing on behalf and in the name of the Borrower any and all of the above-referenced instruments and to take any and all appropriate action in furtherance of the foregoing. The exercise of any rights or remedies hereunder or under any other Loan Document by Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending the receipt of any PUC or FCC approval the Borrower shall not do anything to delay, hinder, interfere or obstruct the exercise of Lender's rights or remedies hereunder in obtaining such approvals. In accordance with the requirements of 47 C.F.R. 22.917 (1985), or any successor provision thereto, Lender shall notify the Borrower and the FCC in writing at least ten (10) days prior to the repossession, in accordance with the Loan Documents, of all or any part of the System which is subject to said regulation.

              SECTION 8.08. Appointment of Receiver or Trustee. In connection with the exercise of its remedies under this

Agreement, Lender may, upon the occurrence of an Event of Default, obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC, the PUC or other governmental authority, consents or approvals, control of or ownership of the Construction Permits or the Operating Licenses or the Certificate. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to Lender under this Agreement. Upon the appointment of such trustee or receiver, the Borrower agrees to cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution and filing of an application to the FCC and to the PUC for consent to the transfer of control or assignment of the Construction Permits or the Operating Licenses or the Certificate of the Borrower to the receiver or trustee.

              SECTION 8.09. Lender Not Liable. Lender shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral or of any instrument received in payment therefor or for any damages resulting therefrom (unless such loss shall be finally adjudicated or otherwise conclusively determined to have been caused solely by gross negligence or willful misconduct of Lender). Lender shall not, under any circumstances or in any event whatsoever, have any liability for any error or omission of any kind made in the settlement, collection or payment of any of the Collateral. The costs of collection and enforcement, including but not limited to counsel fees and out-of-pocket expenses, shall be borne solely by the Borrower whether the same are incurred by Lender or the Borrower.

              SECTION 8.10. Right of Set-off. In addition to any rights and remedies of Lender provided by law, Lender shall have the right, without prior notice to the Borrower, upon the occurrence of an Event of Default, to set-off and apply against the amount of any Obligation, whether matured or unmatured, any amount owing from Lender or any Affiliate of Lender to the Borrower, or any Affiliate of the Borrower. Lender agrees promptly to notify the Borrower after any such set-off and application made by Lender or any Affiliate of Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application. The Borrower hereby agrees that the foregoing provisions are intended to be construed so as to satisfy the requirements of
Section 553 of the Federal Bankruptcy Code or amendments thereto (including any requirement of mutuality of obligations therein).

                                   ARTICLE IX
                                 MISCELLANEOUS

              SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be de-livered by a courier service of recognized standing or mailed (or, if by telex, graphic scanning or other telegraphic or telecopy communications equipment of the sending party, delivered by such equipment) addressed, if to Borrower, at 14th Floor, Calcasieu Marine National Bank, One Lakeshore Drive, Lake Charles, Louisiana 70604, Attention: William L. Henning, Jr. (telecopy no.
(318)433-0587, confirmation no. (318)436-9000), and if to Lender, c/o AT&T
Capital Corporation, Capital Markets Division at 44 Whippany Road, Morristown, NJ 07962-1983, Attention: Operations Manager (telecopy no. (201) 397-4368, confirmation no. (201) 397-3429), with a copy to AT&T Capital Corporation/ Capital Markets Division at 44 Whippany Road, Morristown, NJ 07962-1983,
Attention: Chief Counsel (telecopy no. (201) 397-3165, confirmation no. (201) 397-4190). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) three days after mailing when sent by registered or certified mail, postage prepaid, return receipt requested, or (b) upon receipt, if by courier service or any telegraphic communications equipment of the sender, in each case addressed to such party as provided in this Section or in accordance with the latest unrevoked direction from such party.

              SECTION 9.02. No Waivers; Amendments. (a) No failure or delay of Lender to exercise any right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, preclude any other or further exercise thereof or the exercise of any other right. No waiver of any provision of this Agreement or any other Loan Document nor consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

              (b) Neither this Agreement nor any other Loan Documents may be amended or modified except pursuant to an agreement or agreements in writing executed by the Borrower and Lender.

              SECTION 9.03. Governing Law and Jurisdiction. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW JERSEY WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PRINCIPLES. THE BORROWER AND LENDER CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW JERSEY AND WAIVE ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING BY SUCH COURT.

              SECTION 9.04. Expenses; Documentary Taxes. The Borrower will pay all reasonable out-of-pocket expenses incurred by Lender in connection with the negotiation, preparation and execution of the Loan Documents (whether or not the transactions contemplated hereby shall be consummated), the administration of the Loan Documents, the creation, perfection, priority or protection of the Liens in the Collateral, and the enforcement of the rights of Lender in connection with this Agreement, any other Loan Documents or the Collateral, including all reasonable attorneys' fees and related expenses and costs. The Borrower agrees that it shall indemnify Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any other Loan Document.

              SECTION 9.05. Equitable Relief. The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, or any other Loan Document, any remedy at law may prove to be inadequate relief to Lender; therefore, Borrower agrees to the extent permitted by applicable law, that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving irreparable harm.

              SECTION 9.06. Indemnification; Limitation of Liability. (a) The Borrower agrees to protect, indemnify and hold harmless Lender and each of its officers, directors, employees, attorneys, consultants and agents (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for and consultants of such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), which may be imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect, or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities, environmental and commercial laws and regulations, under common law or at equitable cause or on contract or otherwise) in any manner relating to or arising out of this Agreement or any of the other Loan Documents, or any act, event or transaction related or attendant thereto, the agreements of Lender contained herein, the making of Loans, the management of such Loans or the Collateral (including any liability under federal, state or local environmental laws or regulations) or the use or intended use of the proceeds of such Loans hereunder (collectively, the "Indemnified Matters"); provided that the Borrower shall have no obligation to any Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

              (b) To the extent permitted by applicable law, no claim may be made by the Borrower or any other Person against Lender or any of its affiliates, directors, officers, employees, agents, attorneys or consultants for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by any of the Loan Documents or any act, omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. Neither Lender nor any of its affiliates, directors, officers, employees, agents, attorneys or consultants shall be liable for any action taken or omitted to be taken by it or them under or in connection with any of the Loan Documents, except for its or their own gross negligence or willful misconduct.

              SECTION 9.07. Survival of Agreements, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower in any Loan Document survive the execution and delivery of this Agreement and the other Loan Documents and the making and repayment of the Obligations.

              SECTION 9.08. Successors and Assigns. Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns.

              SECTION 9.09. Severability. In case any one or more of the provisions contained in this Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

              SECTION 9.10. Cover Page, Table of Contents and Section Headings. The cover page, Table of Contents and section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

              SECTION 9.11. Counterparts. This Agreement may be signed in counterparts with the same effect as if the signatures thereof and hereto were upon the same instrument.

              SECTION 9.12. Application of Payments. Notwithstanding any contrary provision contained in this Agreement or in any of the other Loan Documents, upon the occurrence and during the continue of any Event of Default, the Borrower irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from the Borrower or with respect to any of the Collateral, and Borrower does hereby irrevocably agree that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter, whether with respect to the Collateral or otherwise, against the Obligations in such manner as Lender may deem advisable, notwithstanding any entry by Lender upon any of its books and records.

              SECTION 9.13. Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

              SECTION 9.14. SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND, CONSENTS THAT ALL SERVICE OF PROCESS SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE BORROWER AT THE ADDRESS INDICATED IN SECTION 9.01 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER SAME SHALL HAVE BEEN POSTED AS AFORESAID.

              SECTION 9.15. WAIVER OF JURY TRIAL. THE BORROWER AND LENDER EACH WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LENDER AND THE BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO. EACH OF THE BORROWER AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR

CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT EITHER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              SECTION 9.16. Consolidation of Operations. The Borrower has advised Lender that the Borrower and certain of its Affiliates which operate other cellular telephone franchises may wish to consolidate their operations under one entity. Should Lender in its sole discretion agree to finance the consolidated operations of such entity, Lender will cooperate with the Borrower in amending this Agreement in a manner which would permit such consolidation to occur notwithstanding the negative covenants contained herein.

              SECTION 9.17. Entire Agreement, etc. This Agreement (including all schedules and exhibits referred to herein), the Notes and all other Loan Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and thereof and shall supersede and take the place of any other instrument purporting to be an agreement of the parties hereto relating to such subject matter.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.

                                     MISSISSIPPI-34 CELLULAR
                                      CORPORATION

                                     By: /s/ [ILLEGIBLE]
                                        -----------------------------------
                                     Name:
                                     Title: President

                                     AT&T CREDIT CORPORATION

                                     By: /s/ EDWARD W. ANDREWS, JR.
                                        -----------------------------------
                                     Name: Edward W. Andrews, Jr.
                                     Title: Senior Vice President

                                                                       EXHIBIT A

                                 BUSINESS PLAN

                                [To be Attached]

                                                                       EXHIBIT B

                                    FORM OF
                                PLEDGE AGREEMENT

              THIS PLEDGE AGREEMENT ("Pledge Agreement"), dated as of December 20, 1993, is executed by and among the owners of the capital stock of MISSISSIPPI-34 CELLULAR CORPORATION, a Mississippi corporation ("Borrower") listed on the signature pages hereto ("Pledgors"), and AT&T Credit Corporation (the "Lender"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement.

                                  WITNESSETH:

              WHEREAS, the Borrower and Lender have entered into a certain Loan and Security Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which Lender has agreed, subject to certain conditions precedent, to make loans to Borrower from time to time;

              WHEREAS, each of the Pledgors owns that percentage of the issued and outstanding capital stock of the Borrower set forth on Exhibit A hereto and will derive direct and indirect economic benefit from the loans made to the Borrower under the Loan Agreement;

              WHEREAS, the Lender has required, as a condition to its entering into the Loan Agreement, that the Pledgors execute and deliver this Pledge Agreement; and

              WHEREAS, the Pledgors desire to secure their "Liabilities" (as hereinafter defined) to the Lender by the grant to the Lender of a first priority security interest in the "Pledged Collateral" (as hereinafter defined);

              NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Loan Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgors and the Lender hereby agree as follows:

              1. Pledge. Each Pledgor hereby pledges to the Lender, and grants to the Lender a security interest in, the following (collectively, the "Pledged Collateral"):

              (a) the shares of the capital stock of the Borrower, now or at any time or times hereafter owned by such Pledgor, and the certificates representing the shares of such capital stock (as identified on Exhibit A attached hereto and made a part hereof), all options and warrants for the purchase of shares of the stock of the Borrower now or hereafter held in the name of such Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of such Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Lender accompanied by stock powers in the form of Exhibit B attached hereto and made a part hereof ("Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of such shares;

              (b) all additional shares of stock of the Borrower from time to time acquired by such Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and shall be listed on Exhibit A), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

              (c) the property and interests in property described in paragraph 3 below; and

              (d) all proceeds of the foregoing.

              2. Security for Liabilities. The Pledged Collateral secures the prompt payment, performance and observance of (i) the Borrower's obligations and liabilities under the Loan Agreement and the Loan Documents and (ii) each Pledgor's obligations and liabilities under this Pledge Agreement and each agreement, document or instrument executed pursuant to or in connection with this Pledge Agreement (all such obligations and liabilities described in (i) and (ii) above and now or hereafter existing being hereinafter referred to collectively as the "Liabilities").

              3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

              (a) any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Borrower, or any option included within the Pledged Collateral is exercised, or both, or

              (b) subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral, then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Lender under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder; provided, however, that nothing contained in this paragraph 3 shall be deemed to permit any stock dividend, issuance of additional stock, warrants, rights or options, reclassification, readjustment or other change in the capital structure of the Borrower which is not expressly permitted in the Loan Agreement.

              4. Subsequent Changes Affecting Pledged Collateral. Each Pledgor represents and warrants that it has made its own arrangements for keeping informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and each Pledgor agrees that the Lender shall have no obligation to inform any Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Lender may, after the occurrence of an Event of Default, with notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Lender may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

              5. Representations and Warranties. Each Pledgor represents and warrants as follows:

              (a) such Pledgor is the sole legal and beneficial owner of that percentage of the issued and outstanding capital stock of the Borrower set forth on Exhibit A, free and clear of any Lien except for the security interest created by this Pledge Agreement;

              (b) such Pledgor has full corporate power and authority to enter into this Pledge Agreement;

              (c) there are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral except as set forth in the Shareholders Agreement;

              (d) such Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens except as set forth in the Shareholders Agreement;

              (e) no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of such Pledgor's Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by such Pledgor or (ii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required (x) in connection with such disposition by laws affecting the offering and sale of securities generally and (y) by the FCC or PUC);

              (f) the pledge of such Pledgor's Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in such Pledged Collateral, in favor of the Lender, securing the payment and performance of the Liabilities; and

              (g) the Powers are duly executed and give the Lender the authority they purport to confer.

              6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, each Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Loan Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default, the Lender may, at the Lender's option and following written notice from the Lender to the Pledgors, exercise all voting powers pertaining to the Pledged Collateral.

              7. Dividends and Other Distributions.

              (a) So long as no Event of Default shall have occurred and be continuing:

              (i) Each Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of such Pledgor's Pledged Collateral to the extent the Borrower is permitted to make such payments under the Loan Agreement, provided, however, that any and all

                  (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                  (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                   (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral; shall be, and shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by such Pledgor, be received in trust for the Lender, be segregated from the other property or funds of such Pledgor, and be delivered immediately to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement); and

              (ii) The Lender shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (i) above.

              (b) After the occurrence of an Event of Default:

              (i) All rights of each Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a)(i) hereof shall cease, and all such rights shall thereupon become vested in the Lender, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments;

              (ii) all dividends and interest payments which are received by each Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the Lender, shall be segregated from other funds of such Pledgor and shall be paid over immediately to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsements); and

              (iii) each Pledgor shall, upon the request of the Lender, at Pledgor's expense, do or cause to be done all such other acts and things as may be necessary to make such sale of such Pledgor's Pledged Collateral or any part thereof valid and binding and in compliance with applicable law. Each Pledgor will reimburse the Lender for all expenses incurred by the Lender, including, without limitation, reasonable attorneys' and accountants' fees and expenses in connection with the foregoing to the extent that such expenses relate to the Pledgor's Pledged Collateral.

              8. Transfers and Other Liens. Each Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Lender, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

              9. Remedies.

              (a) The Lender shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New Jersey. In addition, after the occurrence of an Event of Default, the Lender shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Lender or which the Lender shall otherwise have the ability to transfer under applicable law, the Lender may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Lender may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Lender may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. In accordance with the requirements of 47 C.F.R. Section 22.917 (1985), or any successor provision thereto, the Lender shall notify the Borrower and the FCC in writing at least ten (10) days prior to the repossession, in accordance with the Loan Documents, of all or any part of the System which is subject to said regulation. Each Pledgor shall be severally liable to the Lender for all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Lender agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Loan Agreement.

              (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Lender will give the Pledgors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable.

Notwithstanding any provision to the contrary contained herein, any requirements of reasonable notice shall be met if such notice is received by the Pledgors as provided in paragraph 19 below, at least five (5) Business Days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

              (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgors agree that after the occurrence of an Event of Default, the Lender may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Lender may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Lender, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Lender solicits such offers from not less than three (3) such investors, then the acceptance by the Lender of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral.

              (d) In connection with the enforcement by the Lender of any remedies available to the Lender as a result of any Event of Default, each Pledgor agrees to, and to use its best efforts to cause the Borrower to join and cooperate fully, in each case at the Lender's election, with the Lender, any receiver referred to below and/or the successor bidder or bidders at any foreclosure sale in a filing of an application (and furnishing any additional information that may be required in connection with such application) with the FCC, the PUC and all applicable federal, state and local governmental authorities, requesting their prior approval of (i) the operation or abandonment of all or any portion of the System and/or (ii) the transfer of control of the Borrower or assignment of all licenses, certificates, authorizations, approvals and permits, issued to the Borrower by the FCC, the PUC or any such authorities with respect to the System and the operation thereof, to the receiver or to the successful bidder or bidders, including without limitation, the Lender. In connection with the foregoing, each Pledgor agrees to use its best efforts to cause the Borrower to take such further actions, and execute all such instruments, as the Lender reasonably deems necessary or desirable. Each Pledgor agrees that the Lender may enforce any obligations of such Pledgor as set forth in this Paragraph by an action for specific performance.

              (e) Notwithstanding any other provision of this Agreement to the contrary, the exercise of any rights hereunder by the Lender that may require FCC or PUC approval shall be subject to obtaining such approval. Pending obtaining the FCC or PUC approval no Pledgor will do anything to delay, hinder, interfere or obstruct the exercise of the Lender's rights hereunder in obtaining such approvals.

              (f) In connection with the exercise of its remedies under this Agreement, Lender may, upon the occurrence of an Event of Default obtain the appointment of a receiver or trustee to assume, upon receipt of all necessary judicial, FCC or other governmental authority, consents or approvals, control of or ownership of any Pledgor's Pledged Collateral. Such receiver or trustee shall have all rights and powers provided to it by law or by court order or provided to Lender under this Agreement. Upon the appointment of such trustee or receiver, such Pledgor agrees to cooperate, to the extent necessary or appropriate, in the expeditious preparation, execution and filing of an application to the FCC or PUC for consent to the transfer of control or assignment of the Construction Permits or the Operating Licenses or the Certificate of the Borrower to the receiver or trustee.

              10. Security Interest Absolute. All rights of the Lender and security interests hereunder, and all obligations of the Pledgors hereunder, shall be absolute and unconditional irrespective of:

              (i) any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument relating thereto;

              (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Agreement;

              (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Liabilities; or

              (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Liabilities or of this Agreement.

              11. Lender Appointed Attorney-in-Fact. Each Pledgor hereby appoints the Lender its attorney-in-fact, with full authority, in the name of such Pledgor or otherwise, after the occurrence of an Event of Default, from time to time in the Lender's discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to such Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Borrower to the name of the Lender or the Lender's nominee.

              12. Waivers. Each Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which such Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Loan Agreement.

              13. Term. This Pledge Agreement shall remain in full force and effect until the Liabilities and the obligations have been fully and indefeasibly paid and satisfied and the Loan Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Collateral), the Lender will release the security interest created hereunder and will deliver the Pledged Stock and the Powers to the appropriate Pledgors.

              14. Definitions. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

              15. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgors, the Lender and their respective successors and assigns. Each Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for such Pledgor.

              16. Applicable Law; Severability. This Pledge Agreement shall be governed by, and construed in accordance with, the internal laws (as opposed to the conflict of laws provisions) and decisions of the State of New Jersey. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement. Furthermore, if any term or provision hereof is held to be inconsistent with the Communications Act of 1934, as amended, 47 U.S.C. 151 et seq., or with the Rules and Regulations of the FCC, or otherwise illegal or invalid for any reason, such provision shall not affect the remainder hereof, and the parties shall promptly cooperate in good faith to modify this Agreement, so as to avoid any impairment of Lender's security interest in the Pledged Collateral.

              17. Further Assurances. Each Pledgor agrees that it will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other action, including, without limitation, the filing of financing statements, as the Lender may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

              18. The Lender's Duty of Care. The Lender shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Lender's (i) gross negligence or willful misconduct, or (ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Lender's possession. Without limiting the generality of the foregoing, the Lender shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgors, who shall have several liability therefor, and shall constitute part of the Liabilities secured hereby.

              19. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed, if to any Pledgor, to the address set forth below the signature line of such Pledgor, and if to the Lender, c/o

              AT&T Capital Corporation/Capital Markets Division
              44 Whippany Road
              Morristown, NJ 07962-1983
              Attention: Operations Manager
              Telecopy: (201) 397-4368
              Confirmation: (201) 397-3429

       with a copy to

              AT&T Capital Corporation/Capital Markets Division
              44 Whippany Road
              Morristown, NJ 07962-1983
              Attention: Chief Counsel
              Telecopy: (201) 397-3165
              Confirmation: (201) 397-4190
or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid; (ii) upon delivery thereof if delivered by hand to the party to be notified; or (iii) upon acknowledgment of receipt thereof if transmitted by such a telecommunications device.

              20. Effect on Shareholders Agreement. The Pledgors and the Borrower hereby agree that, notwithstanding any contrary provision in the Shareholders Agreement among the Pledgors and the Borrower, the Lender shall be permitted to exercise any and all of its rights and remedies under this Pledge Agreement, including, without limitation, the right to foreclose upon or sell the Pledged Collateral, free and clear of any restriction on the Pledged Collateral contained in the Shareholders Agreement.

              21. Amendments, Waivers and Consents. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

              22. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

              23. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

              IN WITNESS WHEREOF, the Pledgors and the Lender have executed this Pledge Agreement as of the 20th day of December, 1993.

                                     MERCURY, INC.

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

                                     Address: CM Tower, Suite 1495
                                              One Lakeshore Drive
                                              Lake Charles, LA 70602
                                     Telecopy: (318) 433-0587
                                     Confirmation: (318) 436-9000



                                     --------------------------------------
                                     David Bailey

                                     Home
                                     Address: 807 Church Street
                                              Port Gibson, MS 39150



                                     --------------------------------------
                                     E. B. Martin, Jr.

                                     Home
                                     Address: 2306 Twin Lakes Circle
                                              Jackson, MS 39211

                                     Office
                                     Address: Young, Scanlon, Sessums
                                              P.O. Box 23059
                                              Jackson, MS 39225-3059
                                     Telecopy:(601) 355-6136



                                     --------------------------------------
                                     Robert Mounger

                                     Home
                                     Address: 4321 E. Manor Ct.
                                              Jackson, MS 39502

                                     Office
                                     Address: 200 East Capitol Street
                                              Suite 1601
                                              Jackson, MS 39201
                                     Telecopy:(601) 354-8329

                                     --------------------------------------
                                     William M. Mounger, II

                                     Home
                                     Address: 1521 St. Ann Street
                                              Jackson, MS 39202

                                     Office
                                     Address: 1410 Livingston Lane
                                              Jackson, MS 39213-8003
                                     Telecopy:(601) 362-2664



                                     --------------------------------------
                                     James Murrell

                                     Home
                                     Address: 107 Pondside Lane
                                              Madison, MS 39110

                                     Office
                                     Address: c/o Jamie Planck
                                              Martin Butler, Snow,
                                               O'Mara, Stevens &
                                               Cannada
                                              17th Floor
                                              Deposit Guaranty Plaza
                                              Jackson, MS 39229-2567
                                     Telecopy: (601) 949-4555



                                     --------------------------------------
                                     William M. Yandell, III

                                     Home
                                     Address: 6082 Woodway Drive
                                              Memphis, TN 38120

                                     Office
                                     Address: 2600 Insurance Center Dr.
                                              Suite 200
                                              Jackson, MS 39216
                                     Telecopy:(601) 362-4711



                                     --------------------------------------
                                     Wirt A. Yerger, III

                                     Home
                                     Address: 2125 Heritage Hills Dr.
                                              Jackson, MS 39211

                                     Office
                                     Address: 2600 Insurance Center Dr.
                                              Suite 200A
                                              Jackson, MS 39216
                                     Telecopy: (601) 362-4711


                                     AT&T CREDIT CORPORATION

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

ACCEPTED AND AGREED TO
 WITH RESPECT TO PARAGRAPH 20

MISSISSIPPI-34 CELLULAR CORPORATION

By:
   -----------------------------------
Name:
Title:

                                 ACKNOWLEDGMENT

              The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Lender or its nominee or the exercise of voting rights by the Lender.

                                     MISSISSIPPI-34 CELLULAR CORPORATION

                                     By:
                                        -----------------------------------
                                     Name:
                                     Title:

                                   EXHIBIT A
                                       to
                                PLEDGE AGREEMENT
                         dated as of December 20, 1993

                           Pledged Stock Certificates

                         Percentage of            Shares of Capital
                         Issued and Outstanding   Stock owned by
                         Capital Stock owned      each Pledgor Subject
Name                     by each Pledgor          to Pledge
Mercury, Inc.                  51%                     ___

David Bailey                   25%                     ___

E. B. Martin, Jr.             1.8%                     ___

Robert Mounger                3.3%                     ___

William M. Mounger, II        5.7%                     ___

James Murrell                 1.8%                     ___

William M. Yandell, III       5.7%                     ___

Wirt A. Yerger, III           5.7%                     ___

                                   EXHIBIT B
                                       to
                                PLEDGE AGREEMENT
                         dated as of December 20, 1993

                              Form of Stock Power

                                  STOCK POWER

              FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to ________________________ ____________ Shares of Capital Stock of
Mississippi-34 Cellular Corporation, a Mississippi corporation, represented by Certificate No. ___________ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ________________________ as the undersigned's true and lawful attorney, for it and in its name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.

Dated: ____________________

                                     By:
                                        -----------------------------------
                                        Title:

                                                                       EXHIBIT C

                              FORM OF CAPITAL NOTE

$                                                         Parsippany, New Jersey
 -------------------                                                [Date]

              FOR VALUE RECEIVED, the undersigned, MISSISSIPPI-34 CELLULAR CORPORATION, a Mississippi corporation the "Borrower"), hereby unconditionally promises to pay to the order of AT&T CREDIT CORPORATION, a Delaware corporation (the "Lender"), at its office at 2 Gatehall Drive, Parsippany, New Jersey 07054, or at such other place as the holder of this Capital Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ____________ Dollars ($________), together with interest on the principal balance remaining from time to time unpaid at the rate provided below from the date such principal is advanced until payment in full thereof. This Capital Note is referred to in and was executed and delivered pursuant to Section 2.04 of that certain Loan and Security Agreement dated as of December 20, 1993 by and between the Borrower and the Lender (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the Capital Loans evidenced hereby are being made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Capital Note as defined in the Loan Agreement.

              The principal indebtedness evidenced hereby shall be payable in twenty-two (22) consecutive quarterly installments, as set forth on Schedule A attached hereto. The principal amount hereof may be prepaid only in accordance with the terms of the Loan Agreement.

              Borrower further promises to pay interest on the outstanding unpaid principal amount hereof which remains unpaid from the date hereof until payment in full hereof at the per annum rate equal to the [FIXED RATE]
[VARIABLE RATE], payable quarterly in arrears on the Payment Dates and subject to capitalization of the interest payable prior to the Commitment Termination Date in accordance with the provisions of Section 2.05 of the Loan Agreement, and calculated on the basis of a 360-day year comprised of twelve 30 day months, compounded monthly; provided, however, that if the Borrower shall default in the payment of the principal or interest hereof, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to four percent (4%) per annum above the rate of interest that would otherwise be applicable, from the date such payment is due to the date of actual payment, and if any other Event of Default occurs and is continuing, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to two percent (2%) per annum above the rate of interest that would otherwise be applicable, until such Event of Default is cured.

              If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of New Jersey, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. Checks, drafts or similar items of payment received by the Lender shall not constitute payment until the same is honored by the Lender's depository bank and final settlement thereof is reflected by irrevocable credit to the Lender's account in such bank, but solely for the purpose of computing interest earned by the Lender, credit shall be given to the Borrower on the Business Day such item or payment is received by Lender. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess interest to Borrower.

              Except as otherwise agreed in the Loan Agreement, payments received by the Lender from the Borrower on this Capital Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance.

              Presentment, protest and notice of nonpayment are hereby waived by the Borrower.

              This Capital Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of New Jersey. Whenever possible each provision of this Capital Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Capital Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Capital Note. Whenever in this Capital Note reference is made to the Lender or Borrower, such reference is made to include, as applicable, a reference to their respective successors and assigns. The provisions of this Capital Note shall be binding upon and inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

                                     MISSISSIPPI-34 CELLULAR
                                      CORPORATION

                                     By:
                                         ----------------------------------
                                     Its:
                                         ----------------------------------

                                                           Schedule A

                                PAYMENT SCHEDULE
                                      for
                                  Capital Loan

                         Dated as of ________ __, 199_.

Date of Payment        Amount of Interest         Amount of Principal
---------------        ------------------         -------------------




                                                                       EXHIBIT D

                             FORM OF EQUIPMENT NOTE

$                                                         Parsippany, New Jersey
  ----------------------                                          [Date]

              FOR VALUE RECEIVED, the undersigned, MISSISSIPPI-34 CELLULAR CORPORATION, a Mississippi corporation (the "Borrower"), hereby unconditionally promises to pay to the order of AT&T CREDIT CORPORATION, a Delaware corporation (the "Lender"), at its office at 2 Gatehall Drive, Parsippany, New Jersey 07054, or at such other place as the holder of this Equipment Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of________ Dollars ($________), together with interest on the principal balance remaining from time to time unpaid at the rate provided below from the date such principal is advanced until payment in full thereof. This Equipment Note is referred to in and was executed and delivered pursuant to Section 2.04 of that certain Loan and Security Agreement dated as of December 20, 1993 by and between the Borrower and the Lender (the "Loan Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the Equipment Loans evidenced hereby are being made and are to be repaid. All terms which are capitalized and used herein (which are not otherwise specifically defined herein) and which are defined in the Loan Agreement shall be used in this Equipment Note as defined in the Loan Agreement.

              The principal indebtedness evidenced hereby shall be payable in twenty-two (22) consecutive quarterly installments, as set forth on Schedule A attached hereto. The principal amount hereof may be prepaid only in accordance with the terms of the Loan Agreement.

              Borrower further promises to pay interest on the outstanding unpaid principal amount hereof which remains unpaid from the date hereof until payment in full hereof at the per annum rate equal to the [Fixed Rate] [VARIABLE RATE], payable quarterly in arrears on the Payment Dates and subject to capitalization of the interest payable prior to the Commitment Termination Date in accordance with the provisions of Section 2.05 of the Loan Agreement, and calculated on the basis of a 360-day year comprised of twelve 30 day months, compounded monthly; provided, however, that if the Borrower shall default in the payment of the principal or interest hereof, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to four percent (4%) per annum above the rate of interest that would otherwise be applicable, from the date such payment is due to the date of actual payment, and if any other Event of Default occurs and is continuing, the Borrower promises to, on demand, pay interest on the entire unpaid principal amount hereof at a rate equal to two percent (2%) per annum above the rate of interest that would otherwise be applicable until such Event of Default is cured.

              If payment hereunder becomes due and payable on a Saturday, Sunday, or legal holiday, under the laws of the State of New Jersey, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the rate specified above. Checks, drafts or similar items of payment received by the Lender shall not constitute payment until the same is honored by the Lender's depository bank and final settlement thereof is reflected by irrevocable credit to the Lender's account in such bank, but solely for the purpose of computing interest earned by the Lender, credit shall be given to the Borrower on the Business Day such item or payment is received by the Lender. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lender has received interest hereunder in excess of the highest rate applicable hereto, the Lender shall promptly refund such excess interest to Borrower.

              Except as otherwise agreed in the Loan Agreement, payments received by the Lender from the Borrower on this Equipment Note shall be applied first to the payment of interest which is due and payable and only thereafter to the outstanding principal balance.

              Presentment, protest and notice of nonpayment are hereby waived by the Borrower.

              This Equipment Note shall be interpreted and the rights and liabilities of the parties hereto determined in accordance with the internal laws (as opposed to conflicts of law provisions) and decisions of the State of New Jersey. Whenever possible each provision of this Equipment Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Equipment Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Equipment Note. Whenever in this Equipment Note reference is made to the Lender or Borrower, such reference is made to include, as applicable, a reference to their respective successors and assigns. The provisions of this

Equipment Note shall be binding upon and inure to the benefit of said successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the Borrower.

                                     MISSISSIPPI-34 CELLULAR
                                      CORPORATION

                                     By:
                                        -----------------------------------
                                     Its:
                                        -----------------------------------

                                                                   Schedule A

                                PAYMENT SCHEDULE
                                      for
                                 Equipment Loan

                         Dated as of ________ __, 199_.

Date of Payment        Amount of Interest         Amount of Principal
---------------        ------------------         -------------------




                                                                   EXHIBIT E

                      DELIVERY AND ACCEPTANCE CERTIFICATE

To: AT&T Credit Corporation
Dated: ____________________
Gentlemen:

              The undersigned, MISSISSIPPI-34 CELLULAR CORPORATION (the "Borrower"), refers to that certain Loan and Security Agreement dated as of December 20, 1993 (the "Loan Agreement"; the terms defined therein used herein as therein defined) between AT&T Credit Corporation (the "Lender") and the Borrower, and hereby certifies to the Lender, pursuant to the Loan Agreement, that all of the equipment and related services as described in invoice no. ________ (the "Equipment") of [AMERICAN TELEPHONE AND TELEGRAPH COMPANY] [________], has been delivered, inspected, installed, is in good working condition, and accepted by the Borrower as satisfactory.

              The undersigned hereby certifies that the following statements are true on the date hereof:

              (A) The representations and warranties contained in Article III of the Loan Agreement and contained in the other Loan Documents are correct in all respects as though made on the date hereof;

              (B) No event has occurred and is continuing which constitutes either an Event of Default or an event which but for the requirement that notice be given and/or the elapse of time, would constitute an Event of Default;

              (C) After giving effect to the Loan to be made by the Lender to the Borrower to finance the purchase of the Equipment, no event would occur which would constitute either an Event of Default or an event which but for the requirement that notice be given and/or the elapse of time, would constitute an Event of Default; and

              (D) All agreements and all conditions contained in the Loan Agreement or any other of the Loan Documents which are required to be performed or satisfied by the Borrower on the date hereof in connection with the making by the Lender of the Loan to finance the purchase of the Equipment have been satisfied.

              The undersigned requests that the Loan bear interest at the [Fixed Rate] [Variable Rate].

                                     Very truly yours,

                                     MISSISSIPPI-34 CELLULAR
                                      CORPORATION

                                     By:
                                         ----------------------------------
                                     Its:
                                         ----------------------------------

                                                                       EXHIBIT F


                              NOTICE OF BORROWING
                          IN RESPECT OF CAPITAL LOANS


To: AT&T Credit Corporation
Dated:
      ------------------------

Gentlemen:

              The undersigned, MISSISSIPPI-34 CELLULAR CORPORATION (the "Borrower"), refers to that certain Loan and Security Agreement dated as of December 20, 1993 (the "Loan Agreement"; the terms defined therein used herein as therein defined) between AT&T Credit Corporation (the "Lender") and the Borrower, and hereby gives the Lender notice, irrevocably, pursuant to Section 2.03(b) of the Loan Agreement that the undersigned hereby requests a Capital Loan under the Loan Agreement, and in that connection sets forth below the information relating to such Capital Loan (the "Proposed Loan") as required by
Section 2.03(b) of the Loan Agreement:

                (i)  The Business Day of the Proposed Loan is ________, 199_;

               (ii) The proceeds of the Proposed Loan are to be used for the purposes as specified on Schedule A attached hereto;

              (iii) The bank account into which the proceeds of the Proposed Loan are to be transferred is account no. [Insert specific account number] maintained at [Name Bank];

               (iv) The ABA number of the above-referenced bank is _________, and the name and address, phone and fax numbers of the contact person at such bank, are as follows:

                                  -------------------------------------------

                                  -------------------------------------------

                                  -------------------------------------------
                                  Telephone Number:
                                                   --------------------------
                                  Fax Number:
                                             --------------------------------;

                (v)  The aggregate amount of the Proposed Loan is $ __________;
and

               (vi) The Proposed Loan is to bear interest at the [FIXED RATE] [VARIABLE RATE].

              The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the Business Day of the Proposed Loan:

              (A) The representations and warranties contained in Article III of the Loan Agreement and contained in the other Loan Documents are correct in all material respects, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on as of such date;

              (B) No event has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds therefrom, which constitutes either an Event of Default or an event which but for the requirement that notice be given and/or the elapse of time, would constitute an Event of Default; and

              (C) All agreements and all conditions to the Proposed Loan, contained in the Loan Agreement or any other of the Loan Documents which are required to be performed or satisfied by the Borrower on the date hereof or by the Business Day of the Proposed Loan have been and will be performed and satisfied.

              The undersigned hereby further certifies that in accordance with
Section 6.02 of the Loan Agreement the proceeds of the Proposed Loan shall be used only for purposes specifically described in the Business Plan.

                                           Very truly yours,

                                           MISSISSIPPI-34 CELLULAR
                                             CORPORATION


                                           By:
                                              --------------------------
                                           Its:
                                               -------------------------

                                                                      SCHEDULE A

                 [DESCRIBE THE PURPOSES FOR WHICH THE PROCEEDS
                       OF THE PROPOSED LOAN WILL BE USED]

                                                                       EXHIBIT G



                       BORROWER'S PRO FORMA BALANCE SHEET
                                [To be Attached]

                               MS-34 Corporation
                                 BALANCE SHEET
                                    11/30/93

CURRENT ASSETS:

Cash                                                   17,612.86

Accounts Receivable                                    76,821.87

Inventory
                                                        6,708.75

Prepaid Expenses                                        1,290.89

Other Current Assets                                        0.00

                                                    ------------
TOTAL CURRENT ASSETS                                  102,434.37

PROPERTY, PLANT & EQUIPMENT                         3,501,067.53
Less: Accumulated Depreciation                        (50,160.00)
                                                    ------------
                                                    3,450,907.53
                                                    ------------
OTHER LONG TERM ASSETS                              3,144,388.28
                                                    ------------
  TOTAL ASSETS                                      6,697,730.18
                                                    ============

                               MS-34 Corporation
                                 BALANCE SHEET
                                    11/30/93

CURRENT LIABILITIES:

Current Maturities Debt                               520,000.00

Accounts Payable                                      245,200.57

Accrued Expenses                                       11,800.77

Deposits and Other C/L                              3,186,349.35
                                                    ------------
TOTAL CURRENT LIABILITIES                           3,963,350.69

NOTES PAYABLE:                                         50,000.00

                                                    ------------
TOTAL LIABILITIES                                   4,013,350.69
                                                    ------------
EQUITY:

Cash Received - Owners                              3,290,416.00
Common Stock                                              100.00
Retained Earnings                                    (606,136.51)

   TOTAL EQUITY                                     2,684,379.49
                                                    ------------
                                                    ------------
    TOTAL LIABILITIES & EQUITY                      6,697,730.18
                                                    ============

                               MS-34 Corporation
                           CASH IN BANKS AND ON HAND
                                 As of 11/30/93

                                                         CASH

Petty Cash on Hand                                        200.00
Petty Cash - DGNB                                       1,896.29
CMNB - Cash Account                                     3,346.54
DGNB - Deposit Account                                    538.27
Depository                                             11,531.76
CMNB - Savings Account                                    100.00

                                                       ---------
TOTAL CASH                                             17,612.86
                                                       =========

                                                       ---------
ESCROW CASH                                                 0.00
                                                       =========

                                                  ACCOUNTS RECEIVABLE

Net Settlement                                         29,647.25
A/R Local Subscribers                                  21,257.93
Equipment Lease Purchase                                    0.00
A/R Foreign Carriers                                   29,598.94
A/R Other                                              (3,682.25)

                                                       ---------
TOTAL RECEIVABLES                                      76,821.87
                                                       =========

                                                        INVENTORY

Inv - Phones Held for Sale                              5,285.95
Inv - Accessories                                       1,422.80

                                                      ----------
TOTAL INVENTORY                                         6,708.75
                                                      ==========

                                                   PREPAID EXPENSES

Prepaid Insurance                                          90.89
Prepaid Fees\Licenses                                   1,200.00

                                                      ----------
TOTAL PREPAID                                           1,290.89
                                                      ==========

                                                 OTHER CURRENT ASSETS

                                                      ----------
OTHER CURRENT ASSETS                                        0.00
                                                      ==========

                                                     PROPERTY, PLANT & EQUIPMENT

Construction in Process                                    2858,075.48
MTSO                                                         56,135.00
Grenada Cellsite Equipment                                  517,257.20
Greenwood Cellsite Equipment                                    816.00
Building - Grenada                                           41,724.00
Office Equipment                                             12,913.16
Furniture & Fixtures                                          8,261.69
Leasehold Improvements - Office                               4,429.80
Computer Equipment                                            1,455.20
ACC/Depr - Cell Cites                                       (49,037.00)
ACC/Depr - Office Equip & Furn                               (1,123.00)
                                                          ------------
TOTAL PLANT & EQUIPMENT                                   3,450,907.53
                                                          ============

                                                       OTHER LONG TERM ASSETS

Deposits                                                      1,840.00
Investment in License                                     3,221,781.00
Capitalized Loan Costs                                       41,584.00
Accumulated Amortization                                   (120,816.72)

                                                          ------------
TOTAL OTHER LONG TERM ASSETS                              3,144,388.28
                                                          ============

                                          CURRENT PORTION OF LONG TERM DEBT

Due to Cameron Communications                          20,000.00
N/P - DGNB                                            500,000.00
                                                    ------------
TOTAL CUR - LONG TERM DEBT                            520,000.00
                                                    ============

                                                   ACCOUNTS PAYABLE

A/P - Trade                                           233,154.62
Sales Tax Payable - MS                                      0.00
Excise Tax Payable - Federal                                8.68
City Tax Payable                                            0.00
E911 Service Charge                                        11.75
Due To Mercury Communications                          12,025.52

                                                    ------------
TOTAL ACCOUNTS PAYABLE                                245,200.57
                                                    ============

                                                   ACCRUED EXPENSES

 Accrued Interest                                      11,800.77

                                                    ------------
TOTAL ACCRUED EXPENSES                                 11,800.77
                                                    ============

                                   CUSTOMER DEPOSITS & OTHER CURRENT LIABILITIES

Escrow Deposit Payable                                  1,900.00
Deposit Interest Payable                                   13.42
Other Current Liabilities                           3,184,435.93

                                                    ------------
TOTAL OTHER CUR. LIABILITIES                        3,186,349.35
                                                    ============

                                               LONG TERM LIABILITIES

L/T Note Stockholders                                  50,000.00

                                                    ------------
TOTAL LONG TERM LIABILITIES                            50,000.00
                                                    ============

                                                SHAREHOLDERS' EQUITY

Paid in Capital                                     3,290,416.00
Common Stock                                              100.00
Retained Earnings                                    (107,190.17)
Current Year Earnings (Loss)                         (498,946.34)

                                                    ------------
Total Shareholder's Equity                          2,684,379.49
                                                    ============

                            MISSISSIPPI 34 CELLULAR
                            PROFIT & LOSS STATEMENT
                         For the month ending 11/30/93

                                       Reporting Period      Year to date

REVENUES:
Monthly Service & Airtime              4,058.99                  9,029.52
Vertical Services                         24.00                     44.00
Toll Revenue                             209.57                    597.63
Roamer Pass Through                    1,873.24                  5,165.70
Non-Recurring Revenue                  1,150.00                  2,500.00
Roamer Revenue Foreign                22,011.28                133,621.16
Equipment Sales                        6,259.16                 16,293.72
Billing Adjustments                      221.74                  1,205.47
                                     ----------                ----------
          TOTAL REVENUES              35,807.98                168,457.20
                                     ----------                ----------

EXPENSES:
Cost of Equipment Sold                 8,448.58                 25,191.26
Plant Operations                       4,386.32                 94,626.73
Customer Usage Expenses                7,235.56                 23,246.44
Shared System Services                     0.00                  5,965.72
Depreciation & Amortization           17,462.08                158,490.72
General & Administrative Expense       5,502.56                156,241.03
Management Fees                       24,000.00                151,000.00
Sales & Marketing                      4,212.56                 27,841.28
                                     ----------                ----------
Total Operating Expenses              71,247.66                642,603.18
                                     ----------                ----------
OTHER INCOME/EXPENSE                   2,980.01                 24,800.36
                                     ----------                ----------
NET INCOME BEFORE TAXES              (38,419.69)              (498,946.34)
                                     ----------                ----------
FEDERAL INCOME TAXES                       0.00                      0.00
                                     ----------                ----------
NET INCOME                           (38,419.69)              (498,946.34)
                                     ==========                ==========

                                                                       EXHIBIT H

                                    FORM OF
                     MISSISSIPPI-34 CELLULAR CORPORATION'S
                            SECRETARY'S CERTIFICATE

                                       OF

                         BOARD OF DIRECTORS RESOLUTIONS

              I, William M. Mounger, II, DO HEREBY CERTIFY that I am the Secretary of Mississippi-34 Cellular Corporation (the "Corporation"), a corporation duly organized and existing under and by virtue of the laws of the State of Mississippi and am keeper of the records and seal thereof; that the following is a true, correct and compared copy of the recitals and resolutions duly adopted by the unanimous consent of all of the members of the Board of Directors of said Corporation on _____, 1993, and that said recitals and resolutions are still in full force and effect and have not been modified or rescinded.

              NOW, THEREFORE, BE IT RESOLVED, that William L. Henning, Jr. or any other officer of the Corporation be and hereby is authorized and empowered (either alone or in conjunction with any one or more of the other officers of the Corporation) to take, from time to time, all or any part of the following action on or in behalf of the Corporation to (A) execute and deliver to AT&T Credit Corporation ("Lender"), (i) a Loan and Security Agreement ("Loan Agreement"), (ii) promissory notes ("Notes"), in favor of Lender evidencing the Corporation's agreement repay the loans made pursuant to the Loan Agreement,
(iii) Mortgages ("Mortgages") in favor of Lender evidencing the mortgage of the real property of the Corporation to Lender, and (iv) all UCC financing statements and all other agreements, documents and instruments, including, but not limited to, financing statements, contemplated by the Loan Agreement (collectively, the "Other Documents"); said Loan Agreement, Notes, Mortgages, and Other Documents to be substantially in the form of those presented to the Board of Directors of the Corporation, with such additional, modified or revised terms as may be acceptable to such officer, as conclusively evidenced by his or her execution thereof; and (B) to carry out, modify, amend or terminate any arrangements or agreements at any time existing between the Corporation and the Lender.

              FURTHER RESOLVED, that all acts and deeds heretofore done by any director, officer or officers of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting any arrangements, security agreements, agreements, instruments or documents, or in carrying out the terms and intentions of these resolutions, are hereby ratified, approved and confirmed.

              I DO FURTHER CERTIFY, that the following named persons are the President, Senior Vice President, Vice President, Secretary and Treasurer of the Corporation, duly elected, qualified and acting as such; that the signatures appearing opposite the names of such officers are authentic and genuine and are, in fact, the signatures of such officers:


       President:

         William L. Henning, Jr.
                                         ----------------------------------
       Vice President

         Robert Piper
                                         ----------------------------------
       Secretary:

         William M. Mounger, II
                                         ----------------------------------
       Treasurer:

         William M. Yandell
                                         ----------------------------------

              I DO FURTHER CERTIFY, that the Corporation's Articles of Incorporation certified by the Secretary of State of Mississippi, attached hereto as Exhibit A and incorporated herein by this reference thereto, has not been amended since the date of the last amendment thereto indicated on such Secretary of State's Certificate.

              I DO FURTHER CERTIFY, that the Corporation's By-Laws, attached hereto as Exhibit B and incorporated herein by this reference thereto, are true, accurate and complete as of the date hereof.

              IN WITNESS WHEREOF, I have hereunto set my hand and affixed the
Seal of the Corporation at             this         day of        , 1993.
                          -------------     -------        -------


                                                  -----------------------------
                                                  William M. Mounger, II
                                                  Secretary

AFFIX CORPORATE SEAL

                                                                     EXHIBIT I-1

                 FORM OF OPINION OF BORROWER'S SPECIAL COUNSEL

                                   Attached.

                 [BRUNINI, GRANTHAM, GROWER & HEWES LETTERHEAD]

                               December 30, 1993

AT&T Credit Corporation
2 Gatehall Drive
Parsippany, NJ 07054

       RE: Loans to Mississippi-34 Cellular Corporation

Ladies and Gentlemen:

       We have acted as special local counsel for Mississippi-34 Cellular Corporation, a Mississippi corporation ("Borrower"), in connection with the transactions evidenced by the following documents of even date herewith: (i) that certain Loan and Security Agreement ("Loan Agreement") between Borrower and AT&T Credit Corporation ("Lender"), (ii) that certain Equipment Note executed by Borrower and payable to Lender in the original principal amount of $2,138,836.03, (iii) that certain Capital Note executed by Borrower and payable to Lender in the original principal amount of $1,684,987.01, (iv) that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases (the "Mortgage"), covering the premises referred to on Exhibit A attached hereto (the "Premises") and executed by Borrower for the benefit of Lender with respect to the real property located in Holmes County, Mississippi,
(v) those certain Uniform Commercial Code Financing Statements, copies of which have been provided to us ("Financing Statements"), and (vi) those certain Uniform Commercial Code Fixture Filings, copies of which are attached hereto as Exhibit C. This opinion is being delivered to you pursuant to Section 4.01 (e) of the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

       In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and instruments listed in items (i) through (vi) above (such documents being hereinafter referred to, collectively, as the "Loan Documents").

       For the purposes of rendering this opinion we have also investigated such questions of law and have examined such corporate

AT&T Credit Corporation
December 30, 1993
Page 2


documents or records of the Borrower, certificates and representations of public officials and such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, we have assumed (i) the genuineness of the signatures and authority of persons signing all documents in connection with which this opinion is rendered, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) the power and authority of the Borrower and the Lender to enter into and perform their respective obligations under the Loan Documents, (v) that the Loan Documents have been properly executed and delivered by the appropriate parties, (vi) that Borrower has title to the Premises and to the other property being secured, (vii) at least one of the Loans has been accomplished and funds advanced to the Borrower in transactions substantially contemporaneous with the execution of the Loan Documents, and (viii) the Loan Documents, except for the Mortgage as to which we render our opinion herein, are, under all applicable laws other than the laws of Mississippi, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms. For purposes of this opinion "substantially contemporaneous" means by overnight delivery of documents with funding upon full execution of the Loan Documents.

       Based upon the foregoing, we are of the opinion that:

       1.     The Mortgage is in proper form:

       (a) for the creation of the mortgage lien contemplated thereby against the interest of the Borrower in the Premises and

       (b) for recording in the real property records of the recording office in the County in which the Premises are located.

       2. The Mortgage, when executed and delivered by the Borrower, shall constitute the valid and binding obligation of the Borrower, enforceable in accordance with its terms, except as limited by liquidation, conservatorship, insolvency, bankruptcy, reorganization, moratorium, the doctrine of commercial reasonableness and other similar debtor relief statutes and case law of general application affecting creditors' rights generally from time to time in effect, applicable laws and judicial decisions that affect the availability of the remedy of specific performance and the application of equitable principles, and applicable federal and state laws, statutes, judicial decisions, ordinances, rules and regulations that may modify, limit, render unenforceable or delay certain rights and remedies of Lender, but which, in our opinion (except for the economic consequences of any delay imposed by reason of the application or interpretation of any such laws,

AT&T Credit Corporation
December 30, 1993
Page 3


statutes, judicial decisions, ordinances, rules and regulations), will not render the Mortgage inadequate for the practical realization of the benefits intended to be conferred by the Borrower to the Lender.

       3. The Mortgage contains the terms and provisions necessary to enable the Lender, following a default under the Mortgage, to foreclose in the manner customarily available to a real estate lienholder under the laws of the State.

       4. No recording, filing, privilege or other tax must be paid in connection with the execution, delivery, recordation or enforcement of the Mortgage.

       5. On the date the Mortgage is filed in the Chancery Clerk's office for Holmes County, Mississippi, and assuming that on the date of such filing no mortgages, liens or encumbrances against the Premises are of record, and further assuming the absence of knowledge of any mortgage, lien or other encumbrances, then excluding both real estate taxes which are not then due and payable and unmatured mechanic's liens, the Mortgage will create a valid and continuing first lien and encumbrance against the Premises to secure the Liabilities (as defined in the Mortgage), subject to no other mortgages, liens or encumbrances. Our opinion with regard to the priority of the lien of the Mortgage with respect to future advances is qualified in that (a) the lien on any property acquired by the mortgagor after the filing of a federal tax lien pursuant to Section 6323 of the Internal Revenue Code of 1986, as amended or a lien of the Pension Benefit Guaranty Corporation pursuant to Section 4068 of ERISA has priority over such tax lien or ERISA lien only if acquired before the 46th day following such filing and (b) such lien has priority over such tax liens and ERISA liens only to the extent future advances are made before the earlier of the 46th day after such tax liens or ERISA liens are filed or the time that the Lender has actual notice or actual knowledge that such tax liens or ERISA liens were filed.

       6. The foreclosure of the Mortgage will not in any manner restrict, affect or impair the Borrower's liability with respect to the indebtedness secured thereby or the Lender's rights or remedies with respect to the foreclosure or enforcement of any other security interests or liens securing such indebtedness, to the extent of any deficiency. The Mortgagee's ability to recover a deficiency judgment after foreclosure, as provided in Section 7 of the Mortgage, is not absolute and will depend, among other things, on whether all aspects of the foreclosure were commercially reasonable and whether a court determines, under the particular facts and circumstances, that it would be equitable to grant a deficiency. The amount of the deficiency, under decisional law of the state, may be determined by reference to the fair market value

AT&T Credit Corporation
December 30, 1993
Page 4


of the property rather than by the amount bid at a foreclosure sale.

       7. The law (statutory or otherwise) of the State of Mississippi does not require a lienholder to make an election of remedies where such lienholder holds security interests and liens on both the real and the personal property of a debtor or to take recourse first or solely against its collateral.

       8. If the law of the State of Mississippi were to govern the legality of the interest and other amounts to be paid and received by the Lender as compensation for the loans and other extensions of credit that are secured by the Mortgage, the interest and other obligations secured by the Mortgage would not be usurious under the laws of the State of Mississippi.

       9. The Borrower does not have a right of redemption under the laws of the State of Mississippi.

       10. The Financing Statements are in proper form for filing and, assuming that the Financing Statements have been duly executed and delivered by the Borrower and have been filed in the recording offices noted on such Financing Statements, the security interests intended to be created pursuant to the Loan Agreement, to the extent that the filing of a financing statement in the State of Mississippi is effective to perfect the security interests granted in the Collateral, constitute perfected and continuing security interests under the Uniform Commercial Code as adopted in the State.

       11. The Fixture Filings are in proper form for filing and, assuming that the Fixture Filings have been duly executed and delivered by the Borrower and have been filed in the recording offices noted on such Fixture Filings, the security interest intended to be created pursuant to the Loan Agreement in the Borrower's fixtures constitute perfected security interests under the Uniform Commercial Code as adopted in the State.

       12. No approval by, authorization of, or filing with the State of Mississippi, or any municipal or other governmental commission, board, agency or other governmental authority that is a subdivision of the State of Mississippi is necessary in connection with the execution and delivery of the Loan Documents and the performance of the obligations thereunder. No additional approval by, authorization of, or filing with the State of Mississippi, or any municipal or other governmental commission, board, agency or other governmental authority that is a subdivision of the State of Mississippi is necessary in connection with the construction or operation of the System which was originally authorized by the Mississippi Public Service Commission in the Franchise Area other

AT&T Credit Corporation
December 30, 1993
Page 5



than municipal construction permits and immaterial business licenses. In giving the opinion set forth in this paragraph 12, we have relied on the Special Closing Certificate attached hereto.

       We are admitted to the practice of law only in the State of Mississippi and do not represent ourselves as being knowledgeable in the laws of any other jurisdiction and, accordingly, this opinion should not be considered applicable to any matters under the laws of any jurisdiction other than the United States and the State of Mississippi.

       This opinion letter is provided for the purposes of complying with requirements of the Loan Documents referred to herein and this opinion may not be relied upon by any person, firm or entity whatsoever other than the entity addressed and its legal counsel without our prior written consent.

       This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or developments that might affect any matters or opinions set forth herein.



                                               Sincerely,

                                               BRUNINI, GRANTHAM, GROWER & HEWES

                                               /s/ JAMES T. THOMAS, IV

                                               James T. Thomas, IV

                                                                     EXHIBIT I-2

                 FORM OF OPINION OF BORROWER'S LOCAL COUNSEL

                                   Attached.

               [BRUNINI, GRANTHAM, GROWER & HEWES LETTERHEAD]

                               December 30, 1993


AT&T Credit Corporation
2 Gatehall Drive
Parsippany, NJ 07054

         RE: Loans to Mississippi-34 Cellular Corporation

Ladies and Gentlemen:

         We have acted as counsel for Mississippi-34 Cellular Corporation, a Mississippi corporation ("Borrower"), and Mercury, Inc., David E. Bailey, E. B. Martin, Jr., Robert Mounger, William M. Mounger, II, James Murrell, William M. Yandell, III and Wirt A. Yerger, III, the shareholders of Borrower's capital stock (the "Shareholders"), in connection with the transactions evidenced by the following documents of even date herewith:(i) that certain Loan and Security Agreement ("Loan Agreement") between Borrower and AT&T Credit Corporation ("Lender"), (ii) that certain Equipment Note executed by Borrower and payable to Lender in the original principal amount of $2,138,836.03, (iii) that certain Capital Note executed by Borrower and payable to Lender in the original principal amount of $1,684,987.01, (iv) that certain Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases ("Mortgage") executed by the Borrower for the benefit of Lender with respect to the real property located in Holmes County, Mississippi, (v) Pledge Agreement executed by the Shareholders for the benefit of Lender (the "Pledge"), (vi) those certain UCC financing statements, copies of which have been provided to us, and (vii) that certain Subordination Agreement executed by Cameron Communications Corporation, William Yandell, Wirt A. Yerger, III, William Mounger and Robert Mounger for the benefit of Lender, all as executed in connection with the transactions contemplated by the foregoing. This opinion is being delivered to you pursuant to Section 4.01(e) of the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

         In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and instruments listed in items (i) through (vi)

AT&T Credit Corporation
December 30, 1993
Page 2



above (such documents being hereinafter referred to, collectively, as the "Loan Documents").

         For the purposes of rendering this opinion we have also investigated such questions of law and have examined such corporate documents or records of the Borrower or the Shareholders, certificates and representations of public officials and such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In addition, we have assumed (i) the genuineness of the signatures and authority of persons signing all documents in connection with which this opinion is rendered, other than the signatures of officers of the Borrower or the Shareholders, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, (iv) the power and authority of the Lender to enter into and perform its obligations under the Loan Documents, and
(v) at least one of the Loans has been accomplished and funds advanced to the Borrower in transactions substantially contemporaneous with the execution of the Loan Documents. For purposes of this opinion "substantially contemporaneous" means by overnight delivery of documents with funding upon full execution of the Loan Documents.

         Based upon the foregoing, we are of the opinion that:

         1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power and authority to own and operate its properties and to carry on its business as presently conducted and is qualified to do business under the laws of the State of Mississippi.

         2. The execution, delivery and performance by the Borrower of each Loan Document to which it is a party are within the corporate power of the Borrower, have been duly authorized by all necessary corporate action on the part of the Borrower, and do not contravene (i) the Articles of Incorporation or bylaws of the Borrower, or (ii) any law or regulation or, to the best of our knowledge any order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower.

         3. To the best of our knowledge and belief there is no default by Borrower, or any other party under any material contract, lease, agreement, instrument or commitment to which Borrower is a party. We call to your attention that Borrower has an outstanding loan with Deposit Guaranty National Bank. It is our understanding that this obligation is to be paid from the proceeds of your loan to Borrower.

AT&T Credit Corporation
December 30, 1993
Page 3



         4. The Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower and each constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by liquidation, conservatorship, insolvency, bankruptcy, reorganization, moratorium, the doctrine of commercial reasonableness and other similar debtor relief statutes and case law of general application affecting creditors' rights generally from time to time in effect, applicable laws and judicial decisions that affect the availability of the remedy of specific performance and the application of equitable principles, and applicable federal and state laws, statutes, judicial decisions, ordinances, rules and regulations that may modify, limit, render unenforceable or delay certain rights and remedies of Lender, but which, in our opinion (except for the economic consequences of any delay imposed by reason of the application or interpretation of any such laws, statutes, judicial decisions, ordinances, rules and regulations), will not render the Loan Documents inadequate for the practical realization of the benefits intended to be conferred by the Borrower to the Lender. We are aware that the Loan Agreement and the Pledge contain provisions whereby such agreements will be governed by the laws of a state other than Mississippi. In giving our opinion in this paragraph regarding the enforceability of these agreements, we have assumed that the applicable laws of such other state or states are the same as the laws of Mississippi.

         5. The Pledge has been duly executed and delivered by the Shareholders and constitutes the legal, valid and binding obligations of the Shareholders, except as enforceability may be limited by liquidation, conservatorship, insolvency, bankruptcy, reorganization, moratorium, the doctrine of commercial reasonableness and other similar debtor relief statutes and case law of general application affecting creditors' rights generally from time to time in effect, applicable laws and judicial decisions that affect the availability of the remedy of specific performance and the application of equitable principles, and applicable federal and state laws, statutes, judicial decisions, ordinances, rules and regulations that may modify, limit, render unenforceable or delay certain rights and remedies of Lender, but which, in our opinion (except for the economic consequences of any delay imposed by reason of the application or interpretation of any such laws, statutes, judicial decisions, ordinances, rules and regulations), will not render the Pledge inadequate for the practical realization of the benefits intended to be conferred by the Borrower to the Lender. We are aware that the Pledge contains provisions whereby such agreement will be governed by the laws of a state other than Mississippi. In giving our opinion in this paragraph regarding the enforceability of the Pledge we have assumed that the applicable laws of such other state are the same as the laws of Mississippi.

AT&T Credit Corporation
December 30, 1993
Page 4



         6. Assuming Lender has given value and Borrower has rights in the Collateral, the security interests in the Collateral granted in the Loan Agreement are valid and continuing security interests in those items and types of Collateral described in the Loan Agreement in which a security interest may be created under Article 9 of the UCC as in effect in Mississippi. However, the reference to "general intangibles" in Section 7.01 of the Loan Agreement is likely too vague to create a security interest except to the extent any general intangible is more specifically identified in Section 7.01 of the Loan Agreement.

         We have not made, or undertaken to make, any investigation of title to the Collateral (real or personal) covered by the Loan Documents, or the accuracy of any description thereof, and we express no opinion with respect thereto. We understand that you are relying on other evidence of title to the Collateral and that you have secured Certificates of Title as to real estate.

         7. Assuming Lender has given value and the Shareholders own the Pledged Stock, the Pledge creates valid and continuing security interests in favor of Lender in the "Pledged Stock" as that term is defined in the Pledge, and upon delivery of the Pledged Stock to the Lender, the Lender will have a perfected first priority security interest in all the presently outstanding Pledged Stock. No filing is required in Mississippi to perfect the security interest in the Pledged Stock. Rather, perfection may be accomplished solely by Lender's possession thereof.

         8. No consent or approval or other action by, any United States federal or state regulatory authority (other than the FCC or PUC with respect to which you are receiving a separate opinion) or other person or entity which has not been obtained or taken, is required, in connection with the execution, delivery or performance of the Loan Documents by Borrower or the Shareholders.

         9. To the best of our knowledge and belief Borrower has all material licenses necessary for the operation of the Business and has otherwise complied with all material laws and ordinances regulating or governing the operation of Borrower's business, except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on the business, operations, assets (taken in the aggregate) or present or prospective financial condition of Borrower and would not materially adversely affect the ability of Borrower to perform its obligations under the Loan Documents. We express no opinion as to Borrower's compliance or non-compliance with any environmental laws, rules, orders, regulations or agreements in connection with the conduct of its business or ownership or use of its real or personal property or as to any liability incurred or to be incurred as a result thereof.

AT&T Credit Corporation
December 30, 1993
Page 5



         10. To the best of our knowledge, there is no pending or threatened action, suit or proceeding against the Borrower or any of its assets or properties before any court, governmental agency or arbitrator.

         We express no opinion herein as to the enforceability of (a) provisions which purport to confer self-help remedies or equitable remedies, such as specific performance and injunctive relief, (b) provisions that purport to establish evidentiary standards for suits or proceedings, (c) provisions for waivers in advance by any party, (d) provisions for the granting of a power of attorney by the Borrower, (e) provisions providing for indemnity to the extent such provisions provide for indemnity other than as a result of acts or omissions of Borrower, consent judgments or delay or omission of enforcement of remedies, (f) provisions regarding consent to jurisdiction or venue, (g) provisions relating to the appointment of a receiver, to the extent the appointment of a receiver is governed by applicable statutory requirements and decisional law and to the extent any such provision may not be in compliance with any statutory requirements or decisional law, or (h) provisions restricting oral modification or termination of any agreement.

         Whenever our opinion herein with respect to the existence or absence of facts is indicated to be "to the best of our knowledge," it is intended to signify that during the course of our representation of the Borrower no information has come to our attention which would give us actual knowledge contrary to such statement. However, except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from our representation of the Borrower.

         We are admitted to the practice of law only in the State of Mississippi and do not represent ourselves as being knowledgeable in the laws of any other jurisdiction and, accordingly, this opinion should not be considered applicable to any matters under the laws of any jurisdiction other than the United States and the State of Mississippi.

         This opinion letter is provided for the purposes of complying with requirements of the Loan Documents referred to herein and this opinion may not be relied upon by any person, firm or entity whatsoever other than the entity addressed and its legal counsel without our prior written consent.

         This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of

AT&T Credit Corporation
December 30, 1993
Page 6



any changes in or developments that might affect any matters or opinions set forth herein.



                                              Sincerely,

                                              BRUNINI, GRANTHAM, GROWER & HEWES

                                              /s/ JAMES T. THOMAS, IV

                                              James T. Thomas, IV

JTT,IV:tsw/cmm

                                                                     EXHIBIT I-3



                FORM OF OPINION OF BORROWER'S SPECIAL COUNSEL

AT&T Credit Corporation
2 Gatehall Drive
Parsippany, New Jersey 07054

       Re: Loans to Mississippi-34 Cellular Corporation

Ladies and Gentlemen:

       We have acted as special regulatory counsel for Mississippi-34 Cellular Corporation, a Mississippi corporation ("Borrower"), in connection with the execution and delivery of the following documents of even date herewith: (i) that certain Loan and Security Agreement ("Loan Agreement") between Borrower and AT&T Credit Corporation ("Lender"), (ii) that certain Equipment Note executed by the Borrower and payable to Lender in the original principal amount of $______________, (iii) that certain Capital Note executed by the Borrower and payable to Lender in the original principal amount of $___________, and (iv) the other documents, instruments and agreements, including without limitation, UCC financing statements, executed in connection with the transactions contemplated by the foregoing.

              This opinion is being delivered to you pursuant to Section 4.01(e) of the Loan Agreement. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Loan Agreement.

              In connection with this opinion we have examined originals or copies, certified or otherwise identified to our satisfaction, of the documents and instruments listed in items (i) through (v) above (such documents being hereinafter referred to, collectively, as the "Loan Documents").

              We have assumed (i) the genuineness of all signatures, the authenticity of documents submitted to us as originals, the authority of persons signing all documents in connection with which this opinion is rendered, and, the conforming to authentic original documents of all documents submitted to us as certified, conformed, or photostatic copies; (ii) the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities; and (iii) the power and authority of the Borrower and the Lender to enter into and perform their respective obligations under the Loan Documents.

              This opinion is based upon an examination of the rules, regulations, documents, certificates, public files and records of the Federal Communications Commission (the "FCC") and the Loan Documents. In rendering the opinions herein, we have considered duly the Communications Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "Act") as they relate to the regulation of the Borrower as a provider of telecommunication and telephone services.

              Based on the foregoing and subject to the limitations set forth herein, we are of the opinion that:

              1. No consent, approval or other action by the FCC which has not been obtained or taken, is required for the execution, delivery or performance of any of the Loan Documents, except for the possible future actions contemplated in the Loan Documents affecting ownership of the Borrower or control of the Operating Licenses.

              2. To the best of our knowledge and belief following diligent inquiry, Borrower has obtained all FCC licenses and permits necessary for the construction and operation of the System, and has otherwise complied with all applicable FCC rules and regulations.

              3. Neither the transactions contemplated by the Loan Documents nor the execution and delivery of the Loan Documents by the Borrower are in violation or contravention of any FCC rules or regulations presently in effect having applicability to the Borrower.

              The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinions are based on statutory laws, judicial decisions and published administrative rules, regulations and advisory opinions that are effective on the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinions.

              This opinion is furnished by us, as counsel for Borrower, to you, your successors and assigns, and any subsequent holder of any promissory notes for your benefit and their benefit and solely in connection with the subject transactions, upon the understanding that we are not hereby assuming professional responsibility to any other person whatsoever. This opinion may not be relied on by nor copies delivered to any other person without our prior written consent.



                                                    Very truly yours,

                                                                       EXHIBIT J

                                    FORM OF
                                  ENDORSEMENT

                          LENDER'S LOSS PAYABLE CLAUSE

              Attached to and forming part of Policy No._____________ of the [Name of Insurance Co.] ("Company") issued at its _______________ Agency to Mississippi-34 Cellular Corporation ("Insured"). Dated ___________.

              Loss, if any, under this policy shall be payable to AT&T Credit Corporation ("Lender") whose address is 2 Gatehall Drive, Parsippany, New Jersey 07054, as lender, mortgagee, or trustee, as its interest may appear.

              It is understood that Lender now has or will acquire from time to time an insurable interest in certain property insured under this policy as established by warehouse receipts, bills of lading, documentary of other written evidence.

              This insurance, solely as to the interest therein of Lender, shall not be impaired or invalidated by any act or neglect of the Insured, mortgagor or owner of the within described property, nor by any change in the title or ownership of the property, nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by this policy; provided that in case the Insured, mortgagor or owner shall neglect to pay any premium under this policy, Lender shall, on demand, pay the same.

              Provided, also that Lender shall notify this Company of any change of ownership or occupancy or increase of hazard which shall come to the knowledge of Lender and, unless permitted by this policy, it shall be noted thereon and Lender shall, on demand, pay the premium for such increased hazard for the term of the use thereof; otherwise, this policy shall be null and void.

              This Company reserves the right to cancel this policy at any time as provided by its terms, but in such case this policy shall continue in force for the benefit only of Lender for thirty (30) days after written notice of such cancellation to lender at the address set forth above and shall then cease, and this Company shall have the right, on like notice, to cancel this agreement.

              Whenever this Company shall pay Lender any sum for loss or damage under this policy and shall claim that, as to the Insured, mortgagor or owner no liability thereof existed, this

Company shall, to the extent of such payment, be thereupon legally subrogated to all the rights of the party to whom such payment shall be made, under all securities held as collateral for the debt, or may, at its option, pay Lender the whole principal due or to grow due on the debt with interest, and shall thereupon receive a full assignment and transfer of the debt and of the mortgage and of all such other securities as evidence the interest of Lender in the within described property; but no subrogation shall impair the right of Lender to recover the full amount of its claim against the Insured, mortgagor or owner.

              All other terms and conditions of the policy to which this Endorsement is attached and of which it is a part, remain unchanged, which other terms and conditions include the limit(s) of liability named in the policy and the conditions of any Value Reporting, Full Reporting, Total Insurance, Coinsurance, Reduced Rate Contribution or Average Clauses incorporated therein or attached thereto.

              It is hereby understood and agreed that (i) the policy to which this Endorsement is attached will not be changed in any way which may affect Lender's rights under this policy without prior written notice to Lender at the address set forth above and (ii) that the Company will provide Lender with written notice at such address of any expiration of this policy or any failure by the Insured to renew this policy at the relevant intervals under the terms of the policy within five (5) business days of such expiration or failure to renew.



                                             ----------------------------
                                                        Agent

                                                                       EXHIBIT K

                                    FORM OF
                          RESTRICTED ACCOUNT AGREEMENT

TO: AT&T Credit Corporation, as lender (the "Lender"), under that certain Loan and Security Agreement, dated as of December 20, 1993 (the "Loan Agreement"), between the Lender and Mississippi-34 Cellular Corporation, a Mississippi corporation (the "Borrower").

RE: Account Nos. ____________ of the Borrower maintained with Deposit Guaranty National Bank (the "Bank").

              This will confirm that the Borrower and the Bank have agreed as follows with respect to the above referenced accounts (such accounts and all other bank accounts now or hereafter maintained at the Bank by, or for the deposit, credit or custody of property of the Borrower are herein collectively called the "Accounts" and individually called an "Account"):

              1. The Borrower and the Bank acknowledge and confirm that all funds, items, instruments, investments, securities and other things of value at any time paid, deposited, credited or held (whether for collection, provisionally or otherwise) now or at any time hereafter in the Accounts and all of the Borrower's rights regarding the Accounts constitute part of the collateral in which the Borrower has granted a security interest to the Lender, to secure the Borrower's obligations under the Loan Agreement and the other "Loan Documents" (as defined in the Loan Agreement), and that the Lender holds a security interest therein.

              2. The Bank shall not assert, claim or endeavor to exercise any existing and future rights of setoff and banker's liens against the Accounts and all items and proceeds thereof that come into the Bank's possession in connection with the Accounts, provided however that the Bank shall retain its right to charge the Accounts (a) subject to Paragraph 4 below, for all items deposited in and credited to the Accounts after the date hereof which are subsequently returned to the Bank, and (b) for any and all compensation and expenses and other sums owing by Borrower to the Bank with respect to the Accounts or the provision of balance reporting and other similar services related to the Accounts.

              3. The Bank will take the following actions upon written notice ("Notice") by the Lender that an "Event of Default" (as defined in the Loan Agreement) exists:

                     A. Until the Bank shall have received a "Clearance" (as
              defined below), the Bank will (and, in the event of such a Notice, the Borrower hereby irrevocably authorizes and instructs the Bank
              to) cease honoring all drafts, demands, withdrawal requests or remittance instructions by the Borrower, whether made before or after the Notice.

                     B. Until the Bank shall have received a clearance, the Bank will hold solely for the account of the Lender all funds which may be on deposit in the Accounts at the time of the Notice and all funds thereafter deposited to such Accounts, and the Bank will remit all such funds (subject to Paragraph 2 above) directly to the Lender, as soon as the funds are collected, by electronic transfers to such account at such address as the Lender shall in the Notice indicate, or in such other manner as the Lender may from time to time thereafter instruct the Bank in writing. After such a Notice is made, and until a Clearance is received by the Bank, the Lender shall have sole control over the Accounts and the sole right to exercise and enforce all rights and remedies with respect thereto. For the purposes of this Agreement, a "Clearance" shall be a written notice from the Lender to the Bank that an Event of Default no longer exists. Each Notice and Clearance shall be effective when it is received by the Bank in writing at the address and to the attention of the person as set forth below (or at such other address or to the attention of such other person as the Bank may specify by written notice received by the Lender and the Borrower) and when the Bank has had a reasonable time, based on the same standards as those applicable to payment and stop payment instructions generally, to act thereon.

              4. Checks returned unpaid because of uncollected or insufficient funds shall be handled in accordance with the Bank's customary policies and procedures. The Bank shall be entitled to charge the amount of any check returned unpaid because of uncollected or insufficient funds against the Account. The Bank will notify the Lender and the Borrower of all items deposited which are returned a second time for any reason. If there are insufficient funds in the Account to cover said checks, the Bank shall make demand directly upon the Borrower for reimbursement. If, at any time after the Bank has received a Notice and prior to any time the Bank has received a Clearance with respect to such Notice, (i) the Borrower fails to reimburse the Bank for the amount of any such returned check within three (3) days of the Bank's demand therefor and (ii) the Bank has remitted the funds in the Account to the Lender in accordance with the provisions of Paragraph 3B above, then the Bank shall make demand on the Lender for reimbursement for the amount of any such returned check, and the Lender agrees to reimburse the Bank for the amount of such check upon demand, provided that funds representing the amount of such returned check were included in the Bank's remittance to the Lender. The provisions of this Paragraph shall survive the termination of this Agreement.

              5. The Bank will send to the Lender, at the address set forth below, on a semi-annual basis, copies of the periodic statements for the Accounts during the preceding six month period.

              6. This Agreement is binding upon the Bank and the Borrower and their respective successors and assigns and is enforceable by the Lender and its successors and assigns. It supersedes all prior agreements relating to the Accounts, and it may not be modified or terminated except with the Lender's written consent. The Bank and the Borrower waive notice of acceptance hereof and of any action taken or omitted in reliance hereon.

              7. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts, and each such counterpart shall be deemed an original, but all such counterparts when taken together shall constitute but one and the same agreement.



DATED:                              , 1993
       ----------------------------
                                           MISSISSIPPI-34 CELLULAR
                                            CORPORATION

                                           One Lakeshore Drive, Suite 1495
                                           Lake Charles, LA 70629
                                           Attn:
                                                ----------------------------
                                           Telecopier No.:
                                           Telephone No.:

                                        By:
                                           ----------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                           DEPOSIT GUARANTY NATIONAL BANK

                                           Post Office Box 11200
                                           Jackson, MS 39201

                                           Attn: Paul Howell,
                                                 Account officer

                                           Telecopier No:
                                           Telephone No.:

                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                           AT&T CREDIT CORPORATION
                                           c/o AT&T Capital Corporation
                                               Capital Markets Division
                                               44 Whippany Road
                                               Morristown, NJ 07962-1983
                                           Attn: Operations Manager
                                           Telecopier No: (201) 397-4368
                                           Telephone No.: (201) 397-3429

                                           By:
                                              -------------------------------
                                           Name:
                                                -----------------------------
                                           Title:
                                                 ----------------------------

                                                                       EXHIBIT L

                            FORM OF LANDLORD WAIVER

To:    AT&T Credit Corporation
       2 Gatehall Drive
       Parsippany, New Jersey 07054

              Mississippi-34 Cellular corporation, a Mississippi corporation ("Borrower"), is the lessee under that certain ______________________ dated __________________ (the "Lease") between Borrower and the undersigned covering a
_______________ Parcel located in ________________, (the "Premises") more fully described in the Lease which is attached hereto as Exhibit A ("Lease"). The undersigned is the sole owner of the Premises. Borrower has certain of its assets located on the Premises.

              Borrower has entered into certain financing arrangements with AT&T Credit Corporation ("Lender") and, as a condition to Lender's loans to Borrower, Lender requires, among other things, liens on all of Borrower's property located on the Premises ("Collateral").

                     To induce Lender (together with its agents and assigns to enter into said financing arrangements, and for other good and valuable consideration, the undersigned hereby agrees that:

                     (i) it will not assert against any of Borrower's assets
              any statutory or possessory liens, including, without limitation, rights of levy or distraint for rent, all of which it hereby waives;

                     (ii) none of the Collateral located on the Premises shall
              be deemed to be fixtures;

                     (iii) it will notify Lender if Borrower defaults on its
              lease obligations to the undersigned and allow Lender fifteen
              (15) days from its receipt of notice in which to cure or cause Borrower to cure any such defaults;

                     (iv) if, for any reason whatsoever, the undersigned either deems itself entitled to redeem or to take possession of the Premises during the term of Borrower's lease or intends to sell or otherwise transfer all or any part of its interest in the Premises, the undersigned will notify Lender fifteen (15) days before taking such action;

                     (v) if Borrower defaults on its obligations to Lender and, as a result, Lender undertakes to enforce its security interest in the Collateral, the undersigned will cooperate with Lender in its efforts to assemble all of the Collateral located on the Premises, will permit Lender to remain on the Premises for forty-five (45) days after Lender declares the default, provided Lender pays the rental payments due under the Lease for the period of time Lender uses the Premises, or, at Lender's option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five (45) days after Lender declares the default, provided Lender pays the rental payments due under the Lease for the period of time Lender uses the Premises, and will not hinder Lender's actions in enforcing its liens on the Collateral.

                     Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.

                     The agreements contained herein shall continue in force until all of Borrower's obligations and liabilities to Lender are paid and satisfied in full and all financing arrangements between Lender and Borrower have been terminated.

                     The undersigned will notify all successor owners, transferees, purchasers and mortgagees of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned, upon any successor owner or transferee of the Premises, and upon any purchasers, including any mortgagee, from the undersigned.


                     Executed and delivered this _________ day of __________, 1993, at ___________________________.

       Witness:                         -------------------------------------
                                        By:
       --------                            ----------------------------------
                                        Its:
                                             --------------------------------
                                        Address:
                                                 ----------------------------

                                        -------------------------------------

                                        -------------------------------------


                     [Add acknowledgment if to be recorded)

                                                                       EXHIBIT M

                          FORM OF REAL PROPERTY LETTER

                               December __, 1993

AT&T Credit Corporation
2 Gatehall Drive
Parsippany, New Jersey      07054

              Re: Future Property Acquisitions

Ladies and Gentlemen:

              Reference is made to that certain Loan and Security Agreement between us of even date herewith. Our plans for leasing additional real estate sites are as follows:


                     Calhoun City          May, 1994
                     Armory                June, 1994
                     Aberdeen              June, 1994
                     Houston               June, 1994

              There are no plans for purchasing additional real estate sites.




                                            Very truly yours,

                                            MISSISSIPPI-34 CELLULAR
                                            CORPORATION

                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

                                                                       EXHIBIT N

                             FORM OF MONTHLY REPORT

                                 Month   Month   Month  Month  Month  Month
                                   1       2       3      4      5      6
Customers
 Beginning of Period               0       0       0      0      0      0
 Gross Additions                   0       0       0      0      0      0
 Less: Disconnects                 0       0       0      0      0      0
                                 -----   -----   -----  -----  -----  -----
End of Period                      0       0       0      0      0      0

Revenue
 Service Activation (one time)     0       0       0      0      0      0
 Monthly Service & Airtime         0       0       0      0      0      0
 Other                             0       0       0      0      0      0
                                 -----   -----   -----  -----  -----  -----

Total Local Revenue                0       0       0      0      0      0

 Roamers - Foreign Systems         0       0       0      0      0      0
 Equipment Sales & Installation    0       0       0      0      0      0
 Rental Phones                     0       0       0      0      0      0
                                 -----   -----   -----  -----  -----  -----

Total Gross Revenue                0       0       0      0      0      0

Expenses
 Plant Operations                  0       0       0      0      0      0
 General & Administrative          0       0       0      0      0      0
 Sales & Marketing                 0       0       0      0      0      0
 Total Sales & Marketing           0       0       0      0      0      0
 Management Fees                   0       0       0      0      0      0
 Other                             0       0       0      0      0      0
                                 -----   -----   -----  -----  -----  -----

Total Expenses                     0       0       0      0      0      0

 Changes in Working Capital        0       0       0      0      0      0

Cash Flow from Operations          0       0       0      0      0      0

Capital Expenditures
 MTSO Equipment                    0       0       0      0      0      0
 Cell Site Equipment               0       0       0      0      0      0
 Install, O.E.M., & Eng.           0       0       0      0      0      0
 Other Fixed Assets                0       0       0      0      0      0

                                                                       EXHIBIT 0

                            FORM OF QUARTERLY REPORT

                                         Quarter   Quarter  Quarter   Quarter
                                           1         2         3        4
CUSTOMER STATISTICS

Total RSA Subscriber Estimate              0         0       0          0
Assumed Market Share (quarter end)         0%        0%      0%         0%

Customers
 Beginning of Period                       0         0       0          0
 Gross Additions                           0         0       0          0
 Less Disconnects                          0         0       0          0
                                       --------- -------- --------  ---------
End of Period                              0         0       0          0

Subscriber Usage
 Average Local Airtime                     0         0       0          0
 Peak Airtime                            0.0%      0.0%    0.0%       0.0%
 Offpeak Airtime                         0.0%      0.0%    0.0%       0.0%
 Voice Mail & Paging                     0.0%      0.0%    0.0%       0.0%
 Other (CFW/CWT/3PC/RmAm)                0.0%      0.0%    0.0%       0.0%

Non-Subscriber Usage
 Roaming Airtime                           0         0       0          0

Basic System Charges
 Service Activation (one time)            $0        $0      $0         $0
 Monthly Service Charge                $0.00     $0.00   $0.00      $0.00
 Voice Mail Box & Paging               $0.00     $0.00   $0.00      $0.00
 Other (CFW/CWT/3PC/RmAm)              $0.00     $0.00   $0.00      $0.00

Airtime Charges
 Peak Airtime Rate                     $0.00     $0.00   $0.00      $0.00
 Offpeak Airtime Rate                  $0.00     $0.00   $0.00      $0.00
 Weighted Average per minute           $0.00     $0.00   $0.00      $0.00
 Roamer Rate (out-collect)             $0.00     $0.00   $0.00      $0.00
 Other Service Rates                   $0.00     $0.00   $0.00      $0.00

Cellular Telephone Sales
 Total Units Sold                          0         0       0          0
New Customer   % Buying Phones           0.0%      0.0%    0.0%       0.0%
 Average Selling Price                    $0        $0      $0         $0
 Average Cost of Unit                     $0        $0      $0         $0
New Customer   % Installing Phones       0.0%      0.0%    0.0%       0.0%
 Average Installation Price               $0        $0      $0         $0
 Average Cost of Installation             $0        $0      $0         $0

Cellular Telephone Rentals
 Phones Rented per Month               0         0       0           0
 Monthly Rental Charge             $0.00     $0.00   $0.00       $0.00

REVENUE STATISTICS

 Revenue/Customer/Month               $0        $0      $0          $0
 Average Cellular Bill - Local        $0        $0      $0          $0
 Average Cellular Bill - Keeper       $0        $0      $0          $0

COST STATISTICS

Cost to Add Gross Customer
 Plant Operations                     $0        $0      $0          $0
 General Administrative               $0        $0      $0          $0
 Sales & Marketing                    $0        $0      $0          $0
                                   --------- -------- --------   ---------
 Total Cost to Add a Customer         $0        $0      $0          $0

CAPITAL EXPENDITURES

Cell Sites                             0         0       0           0
 Electronics                           0         0       0           0
 Tower                                 0         0       0           0
 Buildings/land                        0         0       0           0
 Other                                 0         0       0           0
MTSO                                   0         0       0           0
 ECP                                   0         0       0           0
 IMS                                   0         0       0           0
 DCS                                   0         0       0           0
 Other                                 0         0       0           0
T-1 Lines                              0         0       0           0
Microwave Equip                        0         0       0           0
Other                                  0         0       0           0
                                   --------- -------- --------   ---------
Total                                  0         0       0           0

                                 SCHEDULE 1.01
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                                   MORTGAGES

1. Deed of Trust, Security Agreement, Financing Statement and Assignment of Rents and Leases for Borrower's property located in Holmes County, Mississippi.

                                 SCHEDULE 3.02
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                             GOVERNMENTAL CONSENTS

                                     None.

                                 SCHEDULE 3.05
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                               PENDING LITIGATION

                                     None.

                                 SCHEDULE 3.10
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                              COMPLIANCE WITH LAWS

                                     None.

                                 SCHEDULE 3.11
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                                     ERISA

                                     None.

                                 SCHEDULE 3.14
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                FINANCING STATEMENTS FILED AGAINST THE BORROWER



Secretary of State                          Bolivar County Chancery Clerk
 of Mississippi                             Post Office Box 789
Post Office Box 136                         Cleveland, MS 38732
Jackson, MS 39205-0136
                                            Chickasaw County Chancery Clerk
Calhoun County Chancery Clerk               Highway 8 and 15
Post Office Box 8                           Houston, MS 38551
Pittsboro, MS 38951
                                            Holmes County Chancery Clerk
Grenada County Chancery Clerk               Post Office Box 578
Courthouse                                  Lexington, MS 39095
Courthouse Square
Grenada, MS 38901                           Monroe County Chancery Clerk
                                            Post Office Box 578
Leflore County Chancery Clerk               Aberdeen, MS 39730
Post Office Box 1468
Greenwood, MS 38930                         Yalobusha County Chancery Clerk
                                            Post Office Box 260
Sunflower County Chancery Clerk             Coffeeville, MS 38922
Post Office Box 988
Indianola, MS 38751

Calcasieu Parish,
 Louisiana

                                 SCHEDULE 3.17
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                                   INSURANCE

                     See Attached Certificate of Insurance

================================================================================
                                                        ISSUE DATE(MM/DD/YY)
[ACCORD LOGO]         [CERTIFICATE OF INSURANCE]              12/20/93
================================================================================
PRODUCER                    THIS CERTIFICATE IS ISSUED AS A MATTER OF
                            INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE
Ross & Yerger               CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT
P. O. Box 1139              AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY
1600 Capital Towers         THE POLICIES BELOW.
Jackson, MS 39215           ----------------------------------------------------
                                    COMPANIES AFFORDING COVERAGE
                            ----------------------------------------------------
                            COMPANY  A  INSURANCE COMPANY OF NORTH AMERICA
                            LETTER
                            ----------------------------------------------------
                            COMPANY  B
--------------------------- LETTER
INSURED                     ----------------------------------------------------
                            COMPANY  C
Mississippi - 34 Cellular   LETTER
Corporation                 ----------------------------------------------------
c/o Mercury, Inc.           COMPANY  D
P.O. Box 3709               LETTER
Lake Charles, LA 70602      ----------------------------------------------------
                            COMPANY  E
                            LETTER
================================================================================
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
                                                         POLICY EFFECTIVE     POLICY EXPIRATION                 LIMITS
TYPE OF INSURANCE                       POLICY NUMBER     DATE(MM/DD/YY)       DATE(MM/DD/YY)
------------------------------------------------------------------------------------------------------------------------------------
GENERAL LIABILITY                       GPPD2815012A        09/14/93              09/14/94      GENERAL AGGREGATE         $1,000,000
                                                                                                ------------------------------------
/X/ COMMERCIAL GENERAL LIABILITY                                                                PRODUCTS - COMP/OP AGG.   $1,000,000
                                                                                                ------------------------------------
/ / CLAIMS MADE   /X/ OCCUR.                                                                    PERSONAL & ADV. INJURY    $1,000,000
                                                                                                ------------------------------------
/ / OWNER'S & CONTRACTOR'S PROT.                                                                EACH OCCURRENCE           $1,000,000
                                                                                                ------------------------------------
                                                                                                FIRE DAMAGE (Any one fire)   $50,000
                                                                                                ------------------------------------
                                                                                                MED. EXPENSE (Any one person) $5,000
====================================================================================================================================
AUTOMOBILE LIABILITY                    GPPD2815012A        09/14/93              09/14/94      COMBINED SINGLE LIMIT     $1,000,000
                                                                                                ------------------------------------
/ / ANY AUTO                                                                                    BODILY INJURY
/ / ALL OWNED AUTOS                                                                             (Per Person)              $
/ / SCHEDULED AUTOS                                                                             ------------------------------------
/ / HIRED AUTOS                                                                                 BODILY INJURY
/X/ NON-OWNED AUTOS                                                                             (Per accident)            $
/ / GARAGE LIABILITY                                                                            ------------------------------------
                                                                                                PROPERTY DAMAGE           $
------------------------------------------------------------------------------------------------------------------------------------
EXCESS LIABILITY                        XCPG16636290        09/14/93              09/14/94      EACH OCCURRENCE           $4,000,000
                                                                                                ------------------------------------
/X/ UMBRELLA FORM                                                                               AGGREGATE                 $4,000,000
/ / OTHER THAN UMBRELLA FORM                                                                    ------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
     WORKER'S COMPENSATION                                                                         STATUTORY LIMITS
             AND                                                                                ------------------------------------
     EMPLOYERS' LIABILITY                                                                       EACH ACCIDENT             $
                                                                                                ------------------------------------
                                                                                                DISEASE-POLICY LIMIT      $
                                                                                                ------------------------------------
                                                                                                DISEASE-EACH EMPLOYEE     $
------------------------------------------------------------------------------------------------------------------------------------
OTHER    Property                       GPPD2815012A        09/14/93              09/14/94      Greenwood Switch
Replacement Cost                        Limit, each site                                          $1,634,922
Business Income                            $253,722                                             $250 Deductible
                                        15 Days Deduct.                                         $200,000 Limit
------------------------------------------------------------------------------------------------------------------------------------
DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Certificate holder is loss payee and additional insured in regard to
(See Attached Schedule.)
====================================================================================================================================
CERTIFICATE HOLDER                                            CANCELLATION
====================================================================================================================================
AT&T Credit Corp.                                             SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE
c/o AT&T Capital Corp./Capital                                EXPIRATION DATE THEREOF, THE ISSUING COMPANY WILL ENDEAVOR TO MAIL
Attn:  Andreas Skibiel                                        30 DAYS WRITTEN NOTICE TO THE CERTIFICATE HOLDER NAMED TO THE LEFT,
Markets Division                                              BUT FAILURE TO MAIL SUCH NOTICE SHALL IMPOSE NO OBLIGATION OR
Whittany Road                                                 LIABILITY OF ANY KIND UPON THE COMPANY, ITS AGENTS OR REPRESENTATIVES.
Morristown, NJ  07962-1983                                    ----------------------------------------------------------------------
                                                              AUTHORIZED REPRESENTATIVE

                                                              /s/ ILLEGIBLE
====================================================================================================================================

================================================================================
                     DESCRIPTIONS (CONTINUED FROM PAGE 1)
================================================================================
leased equipment with waiver of subrogation attached
**Cancellation clause is amended to read: Should any of the above described policies be cancelled before the expiration date thereof, the issuing company will mail 30 days written notice to the certificate holder.







================================================================================

---------------------------------------        --------------------------------------    -----------------------------
Client Name and Address                        Company                                   Agency Name and Address

Mississippi - 34 Cellular                      Insurance Company of Nort                 Ross & Yerger
Corporation                                    --------------------------------------    P. O. Box 1139
c/o Mercury, Inc.                              Policy Number                             1600 Capital Towers
P. O. Box 3709                                 GPPD2815012A                              Jackson, MS 39215
Lake Charles, LA 70602                         --------------------------------------    -----------------------------
---------------------------------------        Effective Date   Expiration Date
                                               --------------------------------------
                                               09/14/93          09/14/94
                                               --------------------------------------



======================================================================================================================
Sch#   Item #       Schedule / Item Description                                 Value             Date Off
======================================================================================================================
   1                Cellular Telephone System Supplement - Total Limits
           1        200 Tower Road, Grenada, MS                                 253,722
           2        613 (505) Tallahatchie Street, Greenwood, MS                253,722
           3        1321 DD Sunset Plaza, Grenada, MS                           253,722
           4        1321 AA Sunset Plaza, Grenada, MS                           253,722
           5        Greenwood, MS                                               253,722
           6        Indianola, MS                                               253,722
           7        Cleveland, MS                                               253,722
           8        Durant, MS NO VALUE YET                                           0
           9        Oakland, MS                                                 253,722
          10        Switch Location, Greenwood, MS                            1,634,922

                                                         Total value:         3,664,698

======================================================================================================================

                                 SCHEDULE 3.20

                                       TO

                     LOAN AGREEMENT DATED DECEMBER 20, 1993

                      REAL PROPERTY, LEASES AND EASEMENTS

                              OWNED REAL PROPERTY

One Parcel in Holmes County, Mississippi

                              LEASED REAL PROPERTY

1. Bolivar County, Mississippi
2. Grenada County, Mississippi (Radio Tower and Office Site)
3. Leflore County, Mississippi
4. Sunflower County, Mississippi
5. Yalobusha County, Mississippi

                                 SCHEDULE 7.04
                                       TO
                     LOAN AGREEMENT DATED DECEMBER 20, 1993



                              COLLECTION ACCOUNTS



Sunburst Bank Grenada
Attention: Jean Miller
           Assistant Vice-President
Post Office Box 947
Grenada, MS 38901
Telecopier No.:  (601) 227-3366
Telephone No.:   (601) 22704995
ACCOUNT NUMBER:  13117361-83

Calcasieu Marine National Bank
Attention: Paul Craig
           Sr. Vice-President
Post Office Box 3402
Lake Charles, LA 70602
Telecopier No.: (318) 494-3309
Telephone No.:  (318) 494-3554
ACCOUNT NUMBER: 01-095366-01





                                     -117-